                                                                    EXHIBIT 10.6

                                                                  CONFORMED COPY

                           EQUIPMENT LEASE AGREEMENT

                          DATED AS OF OCTOBER 15, 1993

                                    BETWEEN

                           FIRST BRANDS CORPORATION,

                                      AND

                                PNC LEASING CORP

                                  EQUIPMENT IN

                                ROGERS, ARKANSAS

                 PLASTIC WRAP AND BAG FACILITIES A, B, C AND D

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
ARTICLE I
               LEASE TERMS................................................................................     1
1.1            Lease of Equipment.........................................................................     1
               (a) Lease..................................................................................     1
               (b) No Representations.....................................................................     1
               (c) Rights Against Manufacturer............................................................     2
1.2            Use........................................................................................     2
               (a) General................................................................................     2
               (b) Installation...........................................................................     2
               (c) Quiet Enjoyment; Participant Liens.....................................................     3
1.3            Term.......................................................................................     3
1.4            Rent.......................................................................................     3
               (a) Base Rent..............................................................................     3
               (b) Supplemental Rent......................................................................     4
               (c) Payments in General....................................................................     4
ARTICLE II
               COVENANTS..................................................................................     5
2.1            Net Lease..................................................................................     5
2.2            General Tax Indemnity......................................................................     6
2.3            Liens......................................................................................    12
2.4            Indemnification............................................................................    13
               (a) Scope of Indemnity.....................................................................    13
               (b) Insured Claims.........................................................................    14
               (c) Claims Procedure.......................................................................    15
               (d) Subrogation............................................................................    16
               (e) No Guaranty............................................................................    16
               (f) Survival...............................................................................    16
2.5            Maintenance and Operation..................................................................    16
2.6            Contest of Requirements of Law.............................................................    17
2.7            Replacement of Parts.......................................................................    17
2.8            Alterations and Modifications..............................................................    18
2.9            Records....................................................................................    19
2.10           Inspection.................................................................................    19
2.11           Relocation.................................................................................    20
ARTICLE III
               LOSS; INSURANCE............................................................................    21
3.1            Loss, Destruction, Requisition, etc........................................................    21
               (a) Event of Loss..........................................................................    21
               (b) Repair.................................................................................    23
               (c) Application of Payments on an Event of Loss . . 23
3.2            Insurance..................................................................................    24
               (a) Type of Insurance......................................................................    24
               (b) Policies...............................................................................    25
               (c) Certificates...........................................................................    26
               (d) Self-Insurance.........................................................................    26
               (e) Additional Insurance by Lessor and FBC.................................................    27
               (f) FBC's Obligations......................................................................    27
ARTICLE IV

               PURCHASE OPTIONS, OBSOLESCENCE.............................................................    27
4.1            Purchase or Sale Option at End of Term.....................................................    27
4.2            Purchase...................................................................................    28
               (a) Purchase Price.........................................................................    28
               (b) Title..................................................................................    28
               (c) Closing................................................................................    28
               (d) Designation of Other Purchaser.........................................................    28
4.3            [Intentionally Omitted]....................................................................    28
4.4            Surrender; Non-Purchase Payment............................................................    29
               (a)........................................................................................    29
               (b)........................................................................................    30
               Section 4.5 Cooperation with Sale..........................................................    31
4.6            Option to Renew............................................................................    32
               (a) Option and Exercise; Term..............................................................    32
               (b) Extended Term Rent.....................................................................    32
               (c) Other Provisions.......................................................................    32
4.7            Termination For Obsolete Items.............................................................    32
               (a) General................................................................................    32
               (b) Notice of Termination..................................................................    33
               (c) Payments...............................................................................    33
               (d) Limitations............................................................................    34
4.8            Early Termination..........................................................................    34
               (a) General................................................................................    34
               (b) Payments...............................................................................    34
ARTICLE V
               ASSIGNMENT AND SUBLEASE....................................................................    35
5.1            Sublease and Assignment....................................................................    35
5.2            Special Assignment.........................................................................    35
5.3            Transfers..................................................................................    35
(a)            Restrictions on Transfer...................................................................    35
(b)            Lessor Permitted Transfers.................................................................    36
(c)            Participation Interests....................................................................    37
(d)            Effect of Transfer.........................................................................    38
(e)            No Partial Transfer; Number of Transferees.................................................    38
(f)            Cooperation................................................................................    38
ARTICLE VI
               EVENTS OF DEFAULT..........................................................................    39
6.1            Event of Default...........................................................................    39
6.2            Remedies...................................................................................    40
6.3            Additional Rights of Lessor................................................................    43
               (a) Waivers................................................................................    43
               (b) Performance by Lessor..................................................................    44
ARTICLE VII
               FINANCIAL INFORMATION; FURTHER ASSURANCES..................................................    44
7.1            Financial and Other Information............................................................    44
7.2            Further Assurances.........................................................................    45
ARTICLE VIII
               CHARACTERIZATION...........................................................................    46
8.1            Characterization...........................................................................    46
ARTICLE IX
               FBC REPRESENTATIONS AND WARRANTIES.........................................................    47

9.1            FBC Representations and Warranties.........................................................    47
               (a) Organization...........................................................................    47
               (b) No Violation...........................................................................    47
               (c) Authority..............................................................................    47
               (d) Consents...............................................................................    48
               (e) Enforceability.........................................................................    48
               (f) Litigation.............................................................................    48
               (g) Chief Executive Office.................................................................    48
               (h) Governmental Action....................................................................    48
               (i) Installation...........................................................................    49
               (j) Description of Equipment...............................................................    49
               (k) Environmental Matters..................................................................    49
               (l) Financial Statements...................................................................    50
               (m) Taxes..................................................................................    50
               (n) No Default.............................................................................    50
               (o) No Lease Defaults......................................................................    50
               (p) Margin Rules...........................................................................    50
               (q) ERISA..................................................................................    51
               (r) No Offer or Solicitation...............................................................    51
               (s) No Regulation..........................................................................    51
               (t) Patents and Licenses...................................................................    51
               (u) Appraisal..............................................................................    52
               (v) Real Estate............................................................................    52
               (w) Brokers Fees...........................................................................    52
ARTICLE X
               REPRESENTATIONS AND WARRANTIES OF LESSOR...................................................    52
10.1           Representations and Warranties of Lessor...................................................    52
               (a) Organization...........................................................................    52
               (b) Authorization..........................................................................    52
               (c) Enforceability.........................................................................    53
               (d) Consents...............................................................................    53
               (e) Participant Liens......................................................................    53
               (f) Litigation.............................................................................    53
ARTICLE XI
               CONDITIONS PRECEDENT TO LESSOR'S OBLIGATIONS ON THE CLOSING DATE 53
11.1           Conditions Precedent to Lessor's Obligations on the Closing Date...........................    53
               (a) Operative Documents....................................................................    53
               (b) Uniform Commercial Code Statements.....................................................    54
               (c) Evidence of Authority..................................................................    54
               (d) Opinion................................................................................    54
               (e) Appraisal..............................................................................    54
               (f) FBC Representations and Warranties.....................................................    55
               (g) Certificates...........................................................................    55
               (h) No Litigation or Governmental Action...................................................    55
               (i) No Violation of Applicable Law.........................................................    55
               (j) Consents and Approvals.................................................................    55
               (k) Insurance..............................................................................    55
               (l) No Material Adverse Change.............................................................    56
               (m) Requisition of Use.....................................................................    56
               (n) Original Lease.........................................................................    56
               (o) Participants Funding...................................................................    56
ARTICLE

  XII
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FBC.............................................    56
12.1           Conditions Precedent to FBC's Obligations..................................................    56
               (a) Operative Documents....................................................................    57
               (b) Representations and Warranties.........................................................    57
               (c) Governmental Action....................................................................    57
               (d) Appraisal..............................................................................    57
               (e) Original Lease.........................................................................    57
ARTICLE XIII
               MISCELLANEOUS..............................................................................    58
13.1           Notices and Other Instruments..............................................................    58
13.2           Separability; Binding Effect; Participation Agreements; Governing Law......................    58
13.3           Table of Contents and Headings.............................................................    59
13.4           Counterparts...............................................................................    59
13.5           Jurisdiction...............................................................................    59
13.6           Amendments and Waivers.....................................................................    60
13.7           Knowledge..................................................................................    61
13.8           Confidential Documents.....................................................................    61
13.9           Costs......................................................................................    62

                       APPENDICES, SCHEDULES AND EXHIBITS

Appendices
A            Definitions
Schedules
1.4(a)       Base Rent Schedule
2.3          Scheduled Liens
9.1(i)       Equipment Locations
9.1(j)       Equipment, Items and Lessor's Cost
9.1(k)       Environmental Matters
9.1(t)       Patents
11(0)        Participants
Exhibits
A            Form of Landlord's/Mortgagee's Waiver
B            Form of Opinion of FBC's Special Counsel
C.1          Form of Insurance Certificate
C.2          Form of FBC's Insurance Certificate

                           EQUIPMENT LEASE AGREEMENT

     EQUIPMENT LEASE AGREEMENT, dated as of October 15, 1993 (this 'Agreement') between PNC LEASING CORP, a Pennsylvania corporation (together with its successors and assigns, 'Lessor'), having an address at Sixth Avenue and Wood Street, 34th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania 15222, and FIRST BRANDS CORPORATION, a Delaware corporation (herein, together with its successors and assigns, 'FBC'), having an address at 83 Wooster Heights, Danbury, Connecticut 06813-1911. Capitalized terms not otherwise defined herein are defined in Appendix A hereto (such definitions to be equally applicable to both the singular and plural forms of the term defined). Unless otherwise indicated, references in this Agreement to sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  LEASE TERMS

     1.1 Lease of Equipment.

     (a) Lease. In consideration of the rents and covenants herein stipulated to be paid and performed by FBC and upon the terms and conditions herein specified, Lessor hereby leases to FBC, and FBC hereby leases from Lessor, the Equipment. The Equipment is leased to FBC (i) in its present condition without representation or warranty by Lessor or any Participant, except as provided in
Section 1.2(c) and Article X hereof, and (ii) subject to all Applicable Laws now or hereinafter in effect.

     (b) No Representations. FBC ACKNOWLEDGES THAT IT IS HAS EXAMINED THE EQUIPMENT, IS FULLY FAMILIAR WITH THE PHYSICAL CONDITION OF THE EQUIPMENT AND ALL PARTS THEREOF AND HAS RECEIVED THE SAME IN CONDITION FULLY SATISFACTORY TO IT, AND THAT THE EQUIPMENT AND ALL PARTS THEREOF COMPLY IN ALL RESPECTS WITH ALL REQUIREMENTS OF THIS AGREEMENT. LESSOR LEASES AND FBC TAKES THE EQUIPMENT 'AS IS' WITH ALL FAULTS, AND FBC ACKNOWLEDGES THAT NEITHER LESSOR NOR THE PARTICIPANTS (WHETHER ACTING AS A PARTICIPANT HEREUNDER OR IN ANY OTHER
CAPACITY) HAVE MADE, NOR SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS OR LEGAL REQUIREMENTS, CONDITION, MERCHANTABILITY, DESIGN, QUALITY, DURABILITY, OPERATION OR FITNESS FOR USE OR PURPOSE OF THE EQUIPMENT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR ANY PART THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY FBC. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE EQUIPMENT OR ANY PART THEREOF, OF ANY NATURE, WHETHER PATENT OR LATENT, NEITHER LESSOR NOR THE PARTICIPANTS SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 1.1(b) HAVE BEEN NEGOTIATED, AND EXCEPT AS PROVIDED IN SECTION 1.2(c) AND ARTICLE X OF THIS AGREEMENT, THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATION OR WARRANTY BY LESSOR OR THE PARTICIPANTS, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE EQUIPMENT OR ANY PART THEREOF THAT MAY ARISE PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

     (c) Rights Against Manufacturer. So long as no Event of Default has occurred and is continuing, Lessor hereby authorizes FBC to exercise in the name of and on behalf of Lessor the right and power to deal with each manufacturer or supplier of the Equipment or any Part thereof and the right to receive and enforce against such manufacturer or supplier all rights, powers, privileges and benefits of Lessor with respect to such manufacturer or supplier, under any express or implied warranty or indemnity or otherwise.

     1.2 Use.

     (a) General. FBC covenants and agrees that (i) it will not use the Equipment or any Part thereof for any purpose to which the coverage of the insurance which FBC is required to maintain hereunder does not apply, and (ii) subject to Section 2.6 hereof, it will comply in all material respects with all Applicable Laws relating to the use, operation and maintenance of the Items. FBC further covenants and agrees that it will not relocate the Items during the term hereof except in accordance with Section 2.11 hereof.

     (b) Installation. The Equipment and all Parts thereof shall be and at all times remain separately identifiable personal property, severable from any real estate on which it is located without material damage to such Equipment or Part thereof. FBC shall not permit the Equipment or any Part thereof to be attached to, installed in or used, stored or maintained with, any personal property (except other Equipment) in such manner or under any circumstances that such Equipment or Part thereof would become an accession to or confused with such other personal property. FBC shall not permit the Equipment or any Part thereof to be attached to, installed in or used, stored or maintained with, any real property in such manner or under such circumstances that any Person would acquire any rights in such Equipment paramount or equivalent to the rights of the Lessor by reason of such Equipment or Part thereof being deemed to be real property or a fixture thereon. FBC will not enter into or be a party to any lease or mortgage of any real property on which the Equipment or any Part thereof is or is to be located unless such lease or mortgage permits the removal of such Equipment or Part at any time free and clear of any Lien on the part of the lessor or mortgagee, as the case may be, of such real property or unless FBC obtains a waiver from the lessor or mortgagee that provides, in all significant respects, Lessor the rights and privileges accorded in the waiver attached as Exhibit A. In addition, FBC shall not allow the name of any Person (other than Lessor and any person designated by Lessor) to be placed on the Equipment or any Part thereof as a designation that might be interpreted as a claim of ownership or security. Subject to the foregoing, FBC may cause the Equipment or any Part thereof to be lettered with the names or initials or other insignia customarily used by FBC on equipment of the same or a similar type for convenience of identification or to identify the manufacturer.

     (c) Quiet Enjoyment; Participant Liens. So long as no Event of Default has occurred and is continuing hereunder and subject to Lessor's rights under 6.3(b) hereof, Lessor shall not take any action to interfere with the quiet enjoyment of the Equipment or any Part thereof by FBC and, subject to Lessor's rights under 6.3(b) hereof, agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Participant Lien attributable to it on or with respect to the Equipment or any Part thereof or this Agreement.

     1.3 Term. The base term (the 'Base Term') for the Equipment shall commence on October 15, 1993 (the 'Base Term Commencement Date') and continue until October 15, 1997 (the 'Base Termination Date'), unless earlier terminated pursuant to the provisions hereof.

     1.4 Rent.

     (a) Base Rent. FBC hereby agrees to pay in arrears, on each Payment Date during the Base Term, Base Rent to Lessor for the Items. 'Base Rent' shall mean, as to any Payment Date during the Base Term, the sum of (i) the product of (A) Lessor's Cost for each Item then subject to this Agreement, and (B) the percentage listed in Column 1 of Schedule 1.4(a) hereto with respect to such Payment Date, and (ii) the product of (A) Lessor's Cost for each Item then subject to this Agreement, (B) the percentage listed in Column 2 of Schedule 1.4(a) hereto with respect to such Payment Date, and (C) the fraction, the numerator of which is the Base Term Percentage Rental Factor plus the LIBO Rate, and the denominator of which is 4. 'Base Term Percentage Rental Factor' shall mean 1.875%; provided, as to any payment of Base Rent due and payable on and after October 8, 1994, such figure shall be reduced to 1.45% if prior to the date of such payment FBC obtained an actual or implied senior rating of either Baa3 or higher from Moody's Investors Service ('Moody's') or BBB-or higher from Standard & Poor's Corporation ('S&P') (regardless of whether or not such rating is maintained). FBC shall pay any Taxes which arise in connection with any Rent payment to the extent it would have an indemnity obligation under Section 2.2 for such Taxes and subject to any contest rights FBC has under Sections 2.2 and 2.6 hereof.

     (b) Supplemental Rent. FBC shall pay promptly to Lessor any and all Supplemental Rent, including Break Costs, as and when the same shall become due and owing within the period specified herein for such payment and if no due date therefor is so specified, within five Business Days after demand therefor. In the event of any failure on the part of FBC to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Base Rent. 'Break Costs' shall mean any loss or cost incurred by Lessor or any Participant resulting from any payment (whether because of a default or otherwise) on a date other than the last day of an applicable LIBO Period. The calculation of Break Costs shall be made by Lessor and each Participant (as applicable), shall be provided to FBC and shall, absent manifest error, be binding on the parties.

     (c) Payments in General. All payments of Rent owed to Lessor shall be made directly by FBC by wire transfer of immediately available funds on the date such payment shall be due (or, if such date is not a Business Day, the next Business Day immediately following such date) to Lessor at its account as set forth on the execution page hereof or such other account as Lessor shall direct in a notice to FBC at least ten (10) days prior to the date such payment of Rent is due.

     On or prior to the fifth Business Day prior to the end of a LIBO Period, FBC shall select a LIBO Period and notify Lessor of such selection (in writing or by telephonic or facsimile notice confirmed promptly in writing); provided that if FBC fails to select a LIBO Period or notify Lessor as provided in this sentence, FBC shall be deemed to have selected a LIBO Period of three months. The LIBO Rate for a LIBO Period shall be specified by written notification (or by telephonic or facsimile notice confirmed promptly in writing by telecopy) to be delivered by Lessor to FBC three Business Days prior to end of the then current LIBO Period ends and shall set forth the applicable LIBO Rate for the new LIBO Period. The LIBO Rate shall be computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 360 days.

     (d) Late Payment. If any Rent shall not be paid when due, FBC shall pay to Lessor as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof at the Stipulated Interest Rate.

                                   ARTICLE II

                                   COVENANTS

     2.1 Net Lease. This Agreement is a net lease and, except as otherwise expressly provided herein, any present or future law to the contrary notwithstanding, (i) FBC shall not be entitled to, and FBC waives all rights to, any abatement, deferral, reduction, set-off, counterclaim, defense or deduction with respect to any Rent and (ii) the obligations of FBC hereunder shall not be affected, by reason of: any defect in the condition, quality or fitness for use of the Equipment or any Part thereof; any damage to or destruction of the Equipment or any Part thereof; any taking of the Equipment or any Part thereof by condemnation or otherwise; any prohibition, limitation, restriction or prevention of FBC's use or enjoyment of the Equipment or any Part thereof, or any interference with such use or enjoyment by any Person; any default by Lessor or any Participant hereunder or under any other agreement; any proceeding relating to Lessor or the Participants; the impossibility or illegality of performance by Lessor, the Participants, FBC or any of them; any action of any Governmental Authority; the termination of any Operative Document or any default thereunder; any breach of warranty or misrepresentation; any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which FBC may have against Lessor or any Participant or anyone else for any reason whatsoever; any change in Tax or other laws of the United States, or any state thereof, or any political subdivision of any of them; any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission in respect of, any obligation or liability of Lessor or any Participant contained in this Agreement or any other agreement between the Lessor, the Participants and FBC; any claim that FBC has or might have against the Lessor or the Participants; to the extent permitted by law, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to FBC, the Lessor, the Participants or any of their respective Affiliates, or any action taken with respect to this Agreement by any trustee or receiver of FBC, the Lessor, Participants or any of their respective Affiliates, or by any court; any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Operative Documents or any provisions of any thereof, in each case whether against or by FBC or otherwise, or any infirmity herein or therein, or lack of right, power or authority of Lessor or any Participant or any other party to enter into this Agreement, any other Operative Document or any Participation Agreement, or any doctrine of force majeure, impossibility, failure of consideration, or any similar legal or equitable doctrine that FBC's obligation to pay Rent is excused because FBC has not received and will not receive the benefit for which it bargained; any merger or consolidation of FBC with any other entity or any sale, lease or transfer of any or all of the assets of FBC; or any other cause whether similar or dissimilar to the foregoing and whether or not FBC shall have notice or knowledge of any of the foregoing, it being the intention of the parties hereto that the obligations of FBC hereunder shall be absolute and unconditional and separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Agreement. To the extent permitted by law, FBC agrees not to terminate, rescind, avoid, cancel, quit or surrender this Agreement or take any actions to do any of the foregoing, except in accordance with the express terms hereof. FBC hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereinafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement except in accordance with the express terms hereof or otherwise to modify or avoid strict compliance with its obligations under this Agreement. Each payment of Rent or any other sum made by FBC hereunder shall be final and FBC will not refuse to pay any Rent or other sum due hereunder on the ground that Lessor or any Participant has breached its obligations hereunder or under any Participation Agreement for any other reason. Nothing contained herein shall prohibit FBC from bringing any legal proceeding against Lessor or any Participant to enforce FBC's rights hereunder or from taking appropriate legal action against Lessor or any Participant or any other person for damages by reason of Lessor or any Participant's breach of its obligations hereunder.

     2.2 General Tax Indemnity. (a) FBC shall pay, and shall indemnify and hold harmless each Indemnified Party against, any and all Taxes imposed on or against such Indemnified Party, FBC, or the Equipment or any Part thereof by any Federal, state, local or foreign government or subdivision thereof or taxing authority thereof (a 'Taxing Authority') (i) upon or with respect to the Equipment or any Part thereof or any interest therein, (ii) upon or with respect to the acquisition, ownership, rental, use, operation, sale, delivery, possession, financing, transportation, maintenance, repair, return, storage, replacement, modification, lease, sublease or disposition of the Equipment or any Part thereof, (iii) upon or with respect to the rentals, receipts or earnings arising from the Equipment or any Part thereof or security interests taken in the context of the other Operative Documents, or (iv) upon or with respect to this Agreement or any other Operative Documents, excluding, however:

          (1) franchise Taxes, conduct of business Taxes and Taxes which are imposed on, based on, or measured by gross or net income, receipts, capital or net worth of such Indemnified Party, including, but not limited to, alternative or add-on minimum Taxes, capital gains Taxes, Taxes on preference items or withholding Taxes; provided, however, that if FBC moves any of the Equipment or any Part thereof to a location outside Arkansas, there shall not be excluded under this Section 2.2(a)(1) Taxes imposed on gross income or gross receipts of such Indemnified Party by any state, local or foreign government or taxing authority thereof of the jurisdiction(s) to which such Equipment or Parts thereof have been moved (a 'New Taxing Authority') to the extent that such Taxes exceed the excess, if any, of (i) the Taxes excludable under this Section 2.2(a)(1) that would have been actually imposed on such Indemnified Party in Arkansas if such Equipment or Parts thereof had remained in Arkansas over (ii) any Taxes (other than Taxes imposed on gross income or gross receipts) actually imposed on such Indemnified Party by any New Taxing Authority that are excluded under this Section 2.2(a)(1); provided further, that there shall not be excluded under this Section 2.2(a)(1) any sales or use Taxes (including any Tax imposed under the Arkansas Gross Receipts Act or the Arkansas Compensating Tax Act);

          (2) Taxes which are imposed as a result of the bankruptcy of such Indemnified Party, or a voluntary or involuntary sale, transfer, assignment or other disposition, whether prior to, during or after the Term, by such Indemnified Party of any interest in the Equipment or any Part thereof unless such sale, transfer, assignment or other disposition shall have occurred in connection with and during the continuation of an Event of Default; provided, however, there shall not be excluded under this Section 2.2(a)(2) any Taxes imposed on such Indemnified Party as a result of the exercise by FBC of a purchase option pursuant to Section 4.1 or a termination option pursuant to Sections 4.7 or 4.8;

          (3) Taxes imposed by any Taxing Authority to the extent such Taxes would not have been imposed but for the fact that such Indemnified Party engaged in activities in the jurisdiction of such Taxing Authority unrelated to the transactions contemplated by this Agreement; provided, however, that there shall not be excluded under this Section 2.2(a)(3) any sales or use Taxes; and

          (4) Any interest, penalties, additions to tax or fines imposed as a result of the failure of such Indemnified Party timely and properly to file any report, return or statement or to comply with the applicable requirements of any Taxing Authority, unless such failure is attributable to (i) a prior written agreement between such Indemnified Party and FBC that FBC shall file such report, return or statement or comply with such applicable requirement or (ii) the failure of FBC to fulfill its obligation under Section 2.2(d).

          (5) Taxes that result from the gross negligence or willful misconduct of such Indemnified Party; and

          (6) Taxes imposed with respect to a tax period (or any portion of a tax period) beginning after the earlier of (x) the return of the Equipment under this Agreement (it being understood that the date the Equipment is placed in storage as provided in Section 4.4 of the Agreement (and no longer used by FBC) constitutes the date of return of the Equipment under this Agreement and (y) the expiration or earlier termination of this Agreement and the subsequent return of the Equipment to Lessor; provided, however, there shall not be excluded under this Section 2.2(a)(6) any Taxes imposed on such Indemnified Party as a result of the exercise by FBC of a purchase option pursuant to Section 4.1 or a termination option pursuant to Sections 4.7 and 4.8;

     (b) (1) Notwithstanding Section 2.2(a)(1), but subject to the exclusions provided in (a)(2), (3), (4), (5) and (6) above, if FBC moves any of the Equipment or any Part thereof to Canada, FBC shall pay, and shall indemnify and hold harmless each Indemnified Party against, any Taxes imposed by Canada that are described in the first sentence of Section 2.2(a) ('Canadian Taxes') to the extent that such Canadian Taxes exceed the amount of Taxes excludable under Section (a)(1) that would have been actually imposed on such Indemnified Party if all of the Equipment or any Part thereof had remained in Arkansas. For this purpose, any Canadian Taxes shall first be reduced by any foreign tax credits attributable to such Canadian Taxes that are used by any Indemnified Party. To the extent that any such foreign tax credits have not been used by any Indemnified Party at the time FBC pays an indemnity under this Section (b), the Indemnified Party will pay to FBC the amount of any foreign tax credits that are subsequently used by any Indemnified Party, promptly after such use. Foreign tax credits shall be considered used in any taxable period to the extent that (i) the hypothetical Tax liability of such Indemnified Party for such period, determined by excluding in all periods foreign tax credits related to the Equipment or any Part thereof and by treating in all periods any income related to the Equipment or any Part thereof as domestic sourced, exceeds (ii) the actual Taxes of such Indemnified Party for such period.

     (2) For each relevant taxable period, Lessor and each Participant shall provide to FBC the certificate of an officer of Lessor and such Participant stating whether or not and to what extent any foreign tax credits attributable in Canadian Taxes have been used by any Indemnified Party. If, within 30 days after FBC receives the officer's certificate, FBC so requests, Lessor and each Participant (as requested by FBC) shall provide to FBC a certificate prepared by Lessor's and such Participant's (as applicable) regular independent auditors stating whether or not and to what extent any foreign tax credits attributable to Canadian Taxes have been used by any Indemnified Party. FBC shall pay any reasonable out-of pocket costs incurred by Lessor and any Participant in obtaining the independent auditor's certificate. The officer's certificate shall be conclusive on the issue of whether any Indemnified

Party has used any foreign tax credits in a relevant tax period unless FBC requests an independent auditor's certificate, in which case the independent auditor's certificate shall be conclusive.

     (c) Any payment or indemnity under this Section shall include any amount necessary to hold such Indemnified Party harmless on an after-tax basis from all Taxes imposed by any Taxing Authority and required to be paid by such Indemnified Party with respect to such payment or indemnity.

     (d) (1) Except as provided in (2), FBC shall prepare any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section (a 'Return'). FBC shall file such Return, furnishing a copy to Lessor, unless FBC is not permitted by law to file such Return. If FBC is not permitted to file such Return, FBC shall notify Lessor of the filing requirement and furnish such Return to Lessor within a reasonable time before such Return must be filed and Lessor shall file such Return. FBC shall pay any Tax attributable to such Return (i) to the relevant Taxing Authority, if FBC files such Return, or (ii) to Lessor, to the extent that Lessor files such Return, in each case not later than the time such Return is required to be filed.

     (2) If any Return must include items relating to taxes not subject to indemnification under this Section, FBC shall furnish to Lessor and each Participant (to the extent applicable) the information needed to prepare such Return as it relates to Taxes that are subject to indemnification under this Section. Lessor and each Participant (as applicable) shall prepare and file such Return on the basis of the information provided by FBC. FBC shall pay any Taxes subject to indemnification under this Section that are shown on such Return to Lessor and each Participant (to the extent applicable) not later than the time such Return is filed by Lessor or such Participant.

     (3) Subject to the provisions of (e), FBC shall pay any other Tax for which FBC is liable pursuant to this Section to any Indemnified Party in immediately available funds within 30 days of demand by such an Indemnified Party. Any such demand shall be in writing and shall describe in reasonable detail the basis for such demand including the facts upon which the right to payment is based, a computation of the amount payable, and a copy of any notice received by such Indemnified Party with respect to the Tax.

     (e) If a claim is made against an Indemnified Party for any Taxes as to which FBC shall have an indemnity obligation under this Section, whether on audit or otherwise, such Indemnified Party shall notify FBC in writing promptly; provided that the failure to promptly notify FBC shall not reduce FBC's obligations hereunder except to the extent FBC is adversely affected by such failure to notify. The Indemnified Party shall, if requested by FBC in writing and upon reasonable notice, at FBC's option (i) permit FBC and its advisors, in good faith and at FBC's expense, to contest such Taxes in the name of such Indemnified Party or (ii) contest such Taxes in its own name, at FBC's expense and reasonable good faith direction, keeping FBC fully informed as to the progress of such contest; provided that the Indemnified Party shall not be required to contest such Taxes in its own name under clause (ii) without its consent unless such Taxes may not practicably be contested as contemplated under clause (i), in which case the Indemnified Party will contest such Taxes as contemplated under clause (ii) and the other provisions hereof and FBC and the Indemnified Party shall cooperate to minimize the involvement of the Indemnified Party to the greatest extent reasonably practicable; provided further that the expenses of the Indemnified Party to be reimbursed under clause (ii) shall include Administrative Costs. 'Administrative Costs' shall mean the internal allocated cost of compensation and benefits (allocated on a reasonable basis) of any employees of the Indemnified Party for the time spent by any such employees in connection with such Tax contest (which time shall be reasonably documented).

     (1) Such Taxes may be contested by (i) resisting payment thereof, (ii) not paying the same except under protest, if protest is necessary and proper, or
(iii) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

     (2) FBC shall not be entitled to contest such Taxes (or direct an Indemnified Party to contest such Taxes) to the extent that such proceedings would involve any material risk or danger of the sale, forfeiture or loss of the Equipment, unless FBC shall have provided alternative security to the Indemnified Party reasonably acceptable thereto.

     (3) FBC shall not be entitled to contest such Taxes (or direct an Indemnified Party to contest such Taxes) in a judicial proceeding unless FBC shall have furnished (at FBC's sole expense) to such Indemnified Party an opinion of tax counsel selected by FBC and reasonably acceptable to the Indemnified Party ('Tax Counsel') to the effect that a reasonable basis for contesting such claim exists.

     (4) FBC shall not be entitled to contest the imposition of such Taxes (without Lessor's consent) so long as an Event of Default has occurred and is continuing, provided that FBC may contest such Taxes if and when such Event of Default no longer is continuing.

     (5) An Indemnified Party shall have the right to consult with FBC on all decisions relating to indemnified claims FBC contests hereunder.

     (f) If an Indemnified Party shall obtain a refund, credit or other offset of any Taxes paid by FBC pursuant to this Section and such Indemnified Party shall have actually benefited from any such refund, credit or offset, such Indemnified Party shall promptly pay to FBC (i) the amount of such refund, credit or other offset, together with any interest received by such Indemnified Party on account of such refund, credit or other offset, and (ii) the net amount of any Federal, state or local income taxes actually saved by such Indemnified Party in respect of its payment to FBC of amounts referred to in clause (i) above and its payment to FBC of amounts pursuant to this clause (ii), net of any taxes payable by such Indemnified Party with respect to the receipt of such refund.

     (g) (1) For purposes of this section, any reference to an 'Indemnified Party' shall mean and include any and all members of an affiliated group (as such or any similar term is used under the applicable law) of which such Indemnified Party is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group with respect to the taxes in question.

     (2) For purposes of this agreement, 'Tax' or 'Taxes' shall mean any taxes or fees imposed by any government or taxing authority thereof, including license, filing and registration fees and franchise, excise, stamp, gross income, net income, receipts, sales, use, property (personal and real, tangible and intangible), value-added tax, ad valorem or any other tax of any kind, together with any penalties, fines, additions to tax or interest thereon.

     (h) At FBC's request, each Indemnified Party shall take (or cause its Affiliates to take) any reasonable steps to minimize Taxes that would otherwise be subject to indemnification under this section, provided that FBC will bear any costs associated with such request, which costs shall include Adminstrative Costs.

     (i) FBC represents and warrants that the acquisition and leasing of the Equipment is exempt from Arkansas Gross Receipt Taxes and Compensating Taxes. Lessor shall treat such acquisition and lease as exempt in Arkansas. Lessor retains its rights to indemnification for any such Arkansas Gross Receipt Taxes and Compensating Taxes as provided in Section 2.2(a) (subject to the limitations set out in Sections 2.2(a)(2), 2.2(a)(4), 2.2(a)(5), and 2.2(a)(6) and FBC
acknowledges that such indemnification rights are not limited by Section 2.2(a)(1). FBC represents and warrants that it has a valid Arkansas direct payment exemption number.

     (j) The provisions of this Section shall survive the expiration or termination of this Agreement.

     2.3 Liens. FBC will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Equipment or any Part thereof, except for Permitted Liens, which shall constitute the following: (i) the respective rights of Lessor and FBC as herein provided; (ii) Participant Liens; (iii) Liens for Taxes that either are not yet due and payable or are being contested in good faith and by appropriate proceedings diligently conducted, so long as (A) such proceedings do not subject the Equipment or any Part thereof to any significant risk of foreclosure, forfeiture or loss or result in any significant risk of the sale of the Equipment or any Part thereof,
(B) to the extent that the aggregate amount of Liens for Taxes under this clause
(iii) exceeds $1,000,000, FBC has adequately bonded such excess or placed a reserve on its books in an amount equal to such excess, (C) such proceedings do not interfere with the use, possession or disposition of the Equipment or any Part thereof and (D) such proceedings do not subject Lessor or the Participants to any significant risk of any unindemnified liability; (iv) materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the Equipment or any Part thereof or in connection with any Modification or arising in the ordinary course of business for amounts that are not yet due in accordance with their respective terms or are being contested in good faith by appropriate proceedings, so long as (A) such proceedings satisfy the conditions set forth in clauses (iii)(A), (iii)(C) and (iii)(D) above and (B) to the extent that the aggregate amount of such Liens exceeds $500,000, FBC has adequately bonded such excess or placed a reserve on its books in an amount equal to such excess; (v) Liens arising out of any judgment or award against FBC up to $1,000,000, unless the judgment secured shall not, within 60 days after the entry thereof, have been dis-charged, vacated, reversed or execution thereof stayed pending appeal; (vi) any Lien or Liens not in excess of $500,000 in the aggregate with respect to which FBC shall have provided, to the reasonable satisfaction of Lessor, an adequate indemnity bond or other security and (vii) Scheduled Liens. FBC will, promptly (and in any event within 10 days of its discovery of a Lien not excepted above), and, at its own expense, commence such actions as may be necessary to duly remove and discharge any such Lien.

     2.4 Indemnification.

     (a) Scope of Indemnity. Except as otherwise expressly stated herein, FBC hereby assumes liability for, and hereby agrees to pay, protect, indemnify, defend, save and keep harmless each Indemnified Party from and against, any and all liabilities, losses, damages, penalties, out-of-pocket costs, expenses and disbursements (including, without limitation, reasonable legal and investigative fees and expenses), causes of action, suits, claims, demands or judgments of any nature (collectively, 'Liabilities'), which may be incurred by or imposed at any time (whether during the term of this Agreement or thereafter) on any Indemnified Party or the Equipment or any Part thereof or any interest of any Indemnified Party therein (whether or not also indemnified against by any other Person) and in any way relating to or arising out of or alleged to in any way relate to or arise out of: (i) injury to or death of any person, or damage to or loss of property, attributable to the Equipment or any Part thereof or connected with the ownership, use, non-use or condition thereof; (ii) violation or breach of this Agreement or any other Operative Document by FBC; (iii) any act or omission of FBC or its agents, contractors, licensees, sublessees or invitees, or any person for whom FBC is legally responsible; and (iv) the construction, installation, manufacture, occupancy, acceptance, rejection, possession, use, operation, leasing, subleasing, condition, maintenance, repair or abandonment of the Equipment or any Part thereof including, without limitation, claims or penalties arising from any violation of any Applicable Law, as well as any claim as the result of latent, patent or other defects, whether or not discoverable by any Indemnified Party, any claim the insurance as to which is inadequate, any tort claim or claim for damages, specific performance or equitable relief, including, without limitation, any claim based on strict liability in tort, or otherwise, any claim based on products liability, or any claim or liability in respect of any adverse environmental impact or effect; provided, however, that the foregoing indemnity shall not extend to any Liabilities:

          (A) to the extent directly resulting from the gross negligence or willful misconduct of any Indemnified Party;

          (B) any Taxes, whether or not FBC is required to indemnify the Indemnified Party therefor under Section 2.2, it being agreed that FBC's liability for Taxes is set forth in its entirety in Section 2.2;

          (C) any Liability directly attributable to acts or events (other than acts, omissions or events attributable to FBC including, without limitation, any release of, or any exposure to, Hazardous Materials and breaches by FBC of this Agreement) occurring entirely after the earlier of
     (x) the return of the Equipment under this Agreement (it being understood that the date the Equipment is placed in storage as provided in Section 4.4 of the Agreement (and no longer used by FBC) constitutes the date of return of the Equipment under this Agreement) and (y) the expiration or earlier termination of this Agreement and the subsequent return of the Equipment to Lessor; or

          (D)   any  Liability  to  the  extent  attributable  directly  to  the
     noncompliance  by  any  Indemnified  Party  with  any  terms  of,  or   any
     misrepresentation by any Indemnified Party contained in, any Operative Document.

     (b) Insured Claims. In the case of any Liability indemnified by FBC hereunder which is covered by a policy of insurance maintained by FBC, each Indemnified Party agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Liability as may be required to retain the benefits of such insurance with respect to such Liability.

     (c) Claims Procedure. In case any action, suit or proceeding shall be brought against any Indemnified Party for which such Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall notify FBC of the commencement thereof (but the failure to do so shall not relieve FBC of its obligation to indemnify such Indemnified Party except to the extent that FBC or its insurer is prejudiced as a result of such failure). Subject to the rights of insurers under policies of insurance maintained by or for the benefit of FBC, FBC shall have the right to investigate and, if FBC states in writing to the Indemnified Party and expressly sets forth in such writing that, based on the facts and circumstances as then known that FBC is obligated to so indemnify (with FBC reserving its right to take a contrary position based on factual circumstances which may be subsequently learned by FBC, which position FBC will promptly disclose to such Indemnified Party), the right in its sole discretion to defend or compromise any claim for which indemnification is sought under this
Section 2.4, and at FBC's expense, the Indemnified Party shall cooperate with all reasonable requests of FBC in connection therewith; provided, however, that FBC shall not be entitled to assume and control the defense of any such action, suit or proceeding if such action, suit or proceeding involves the potential imposition of criminal liability on such Indemnified Party; provided further, that any legal counsel appointed by FBC is reasonably acceptable to the Indemnified Party; and provided further, in the event of an action, suit or proceeding contemplated by the first proviso, FBC may nevertheless participate at its own expense in such action, suit or proceeding. Where FBC or its insurers undertake the defense of an Indemnified Party, no additional legal fees or expenses of such Indemnified Party in connection with the defense of such claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of FBC or such insurers. Subject to the requirements of any policy of insurance, an Indemnified Party may participate at its own expense in any judicial proceeding controlled by FBC pursuant to the preceding provisions; provided that such party's participation does not, in the opinion of counsel to FBC (which will be reasonably acceptable to Lessor) or its insurers, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 2.4. Notwithstanding anything in this
Section 2.4 to the contrary, in any action, suit or proceeding to which any Indemnified Party is a party, FBC shall not enter into any settlement or other compromise with respect to any Liability without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless
(i) such settlement fully releases such Indemnified Party or (ii) FBC acknowledges in a writing satisfactory to such Indemnified Party such Indemnified Party's right to full indemnification under this Section 2.4 with respect to such Liability and such settlement is a settlement payable in full prior to the end of the Term or, if the settlement occurs after the end of the Term, on the date of the settlement.

     (d) Subrogation. To the extent that a Liability indemnified by FBC under this Section 2.4 is in fact paid in full by FBC and/or an insurer under a policy of insurance, FBC and/or such insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnified Parties on whose behalf such Liability was paid with respect to the transaction or event giving rise to such Liability (other than claims in respect of insurance policies maintained by such Indemnified Party at its own expense). So long as no Event of Default has occurred and is continuing, should an Indemnified Party receive any amount to which FBC or its insurer is entitled pursuant to the preceding sentence, such Indemnified Party shall promptly pay the amount received to FBC.

     (e) No Guaranty. Nothing set forth in this Agreement shall constitute a guarantee by FBC that the Equipment shall have any particular useful life or residual value.

     (f) Survival. Notwithstanding any other provision contained herein, the obligations of FBC under this Section 2.4 shall survive the expiration or earlier termination of this Agreement and the other Operative Documents and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party without the necessity of declaring this Agreement to be in default and any Indemnified Party may initially proceed directly against FBC under this Section
2.4 without first resorting to any other rights of indemnification it may have. All payments required to be paid pursuant to this Section 2.4 shall be made directly to, or as otherwise requested by, the Indemnified Party entitled thereto.

     2.5 Maintenance and Operation. FBC, at its own cost and expense, shall maintain, operate, repair and make all Modifications to the Items in a manner consistent with FBC's general practice as generally applicable to its other owned and leased equipment without discrimination against the Equipment and in accordance with good industry practice, manufacturers' warranty requirements and specifications and FBC's established operation, maintenance and repair programs so as to keep the Items in good working order, ordinary wear and tear excepted, and, subject to Section 2.6, so as to comply with all Applicable Laws or applicable Governmental Actions and so as not to incur liability (whether or not there is a lack of compliance) under any Environmental Law or otherwise account for any release of, or exposure to, any Hazardous Materials. Lessor shall not be required to maintain, repair or replace any Items or Part thereof and FBC hereby waives the right, however arising, to (i) require Lessor to maintain, repair or replace any Item or Part thereof, or (ii) make repairs at the expense of Lessor pursuant to any Applicable Law at any time in effect.

     2.6 Contest of Requirements of Law. If, with respect to any requirement of Applicable Law or any Governmental Action relating to the use, operation or maintenance of any Item, (i) FBC is contesting diligently and in good faith by appropriate proceedings such requirement or Governmental Action or (ii) compliance with such requirement or Governmental Action shall have been excused or a waiver, extension or forbearance exempting FBC from such requirement or Governmental Action shall have been obtained or (iii) FBC shall be making a good faith effort and shall be diligently taking appropriate steps to comply with such requirement or Governmental Action; then the failure by FBC to comply with such requirement or Governmental Action shall not constitute an Event of Default hereunder; provided, however, that such contest or noncompliance does not involve (A) any significant risk of (1) foreclosure, forfeiture or loss of the Equipment or any Part thereof or (2) criminal liability being imposed on Lessor or the Participants; or (B) any substantial likelihood of (1) the sale of, or the creation of any Lien (other than a Permitted Lien) on, the Equipment or any Part thereof, (2) the extension of the ultimate imposition of such Applicable Law beyond the last day of the Term, (3) any interference with the use, possession or disposition of the Equipment or any Part thereof or (4) any significant risk of subjecting Lessor or the Participants to unindemnified liability. FBC shall provide Lessor with notice of any contest of the type described in clause (i) above in detail sufficient to enable Lessor to ascertain whether such contest may have any material adverse effect of the type described in the above proviso.

     2.7 Replacement of Parts. FBC may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost stolen, destroyed, seized, confiscated, or damaged; provided, however, that FBC, except as otherwise provided in Section 2.8, will (i) at its own cost and expense, replace such Parts promptly and in no event later than the end of the Term and (ii) make such replacements of Parts as required to fulfill its obligations specified in Section 2.5. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens), and shall be in as good operating condition as the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof; and shall have a value, utility, remaining useful life and estimated residual value at least equal to the Parts replaced (assuming that such replaced Parts have been maintained in accordance with the requirements of
Section 2.5); provided that such replacement does not decrease in any manner the value, utility, remaining useful life or estimated residual value of the Item which is subject to the replacement. All Parts at any time removed from any Item shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to such Item and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to any Item as above provided, without further act (subject only to Permitted Liens), (a) such replacement Part shall become subject to this Agreement and be deemed part of the Item for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Item, and (b) the replaced Part shall no longer be deemed part of the Item or subject to this Agreement and shall be free and clear of all interests of Lessor. FBC shall inform Lessor of all such replacements of any Equipment FBC and Lessor shall execute and file such instruments as the other party may reasonably request to confirm the foregoing (including, without limitations, UCC financing and termination statements).

     2.8 Alterations and Modifications. FBC shall make (or cause to be made) at its own expense Modifications to each Item required by Applicable Law or applicable Governmental Action and may at its own expense make any other Modifications that it deems necessary or appropriate; provided that such Modifications (other than Modifications required by Applicable Law or applicable Governmental Action) do not decrease in any manner the utility, remaining useful life or estimated residual value of such Item; and provided further that such Modifications (i) do not create any Lien on the Equipment or any Part thereof, except for Permitted Liens and (ii) are installed or made in a workmanlike manner and in compliance with all Applicable Laws and Governmental Actions and in accordance with insurance policies required to be maintained by FBC pursuant to Section 3.2. With respect to Modifications which (i) are required by Applicable Law or applicable Governmental Action, (ii) cannot be removed from the Item without material injury or damage to the Item or any Part thereof or
(iii) the financing of which was arranged or provided by Lessor, such Modifications shall, without further act, become subject to this Agreement and Lessor's interest in the Item. With respect to Modifications that are neither required by Applicable Law or applicable Governmental Action or financed by Lessor and which can be removed from the Item without material injury or damage to the Item or Part thereof ('FBC Modifications'), FBC Modifications shall, without further act, vest in FBC, not subject to this Agreement or Lessor's interests hereunder, and, subject to the last sentence of Section 2.8, FBC shall remove such FBC Modification prior to the return of any Item or Part to Lessor. FBC shall, immediately at the time of removal of any FBC Modification, repair all damage caused to any Item or Part by such removal so that the Item after such removal shall comply in all material respects with Section 2.5. All FBC Modifications may, at Lessor's sole option and by delivering to FBC written notice prior to the date of the return of the Equipment in accordance with this Agreement, be purchased by Lessor at the Fair Market Sales Value thereof (established by the Appraisal Procedure) at the end of the Term of such FBC Modification, if (i) such Modifications have not been removed from the Item and
(ii) FBC has not exercised its rights to purchase such Item pursuant to the terms of this Agreement.

     2.9 Records. FBC shall maintain throughout the Term, and keep on file at its offices, a current operating manual and a complete set of plans and specifications with respect to the Items and Parts thereof, and in any event reflecting all Parts incorporated or installed in or attached or added to the Items and all alterations made with respect to the Items. Unless the Items shall have been purchased by FBC or a third party in accordance with this Agreement, upon the earlier of the expiration of the Term or the exercise of remedies pursuant to Section 6.2, FBC shall deliver to Lessor a complete set, current as of such date of return or exercise of remedies, of such plans and specifications and all work drawings and similar documents with respect to the Items, including each then current operating manual with respect to such Item and all Parts thereof.

     2.10 Inspection. At all reasonable times during normal business hours during the Term and on reasonable prior notice to FBC (which, in the absence of the existence of a Default or Event of Default, shall be at least 5 days notice, and, if an Event of Default has occurred and is continuing, shall be at least one days notice), Lessor and the Participants existing on the Closing Date or their respective designated agents (reasonably satisfactory to FBC) may at their own expense and risk conduct a visual inspection of the Items and may inspect the books and records of FBC relating thereto; provided, however, that all information obtained in connection with any such inspection shall be subject to confidentiality arrangements and requirements prescribed by FBC. No inspection pursuant to this Section 2.10 shall interfere in any material manner with the use, operation or maintenance of the Items or Parts thereof or the normal conduct of FBC's business and FBC shall not be required to undertake or incur any additional expense or liability in connection therewith.

     2.11 Relocation. Subject to the other terms and conditions of this Agreement and so long as no Material Default or Event of Default has occurred and is continuing and there is no breach of Section 2.3 with respect to the Item or Part in question, FBC may change the location of any Item or Part thereof from its then current location to another location in the United States or Canada owned or leased by FBC without the consent of Lessor; provided that (i) FBC shall notify Lessor of such change of location no later than 30 days following such change in location (except in the case of a change in location to Canada where notice shall be given at least 60 days prior to such change), which notice shall specify the actions taken by FBC to protect Lessor's interest in such Items or Parts as contemplated hereunder and (ii) if the real property on which the Item or Part thereof is relocated is subject to a lease or mortgage which does not permit the removal of such Item or Part at any time free and clear of any Lien on the part of the lessor or mortgagee of such real property, FBC shall, within 30 days following such change in location, provide Lessor with a landlord's or mortgagee's waiver in substantially the form attached hereto as Exhibit A permitting such removal. FBC shall make such filings or recordings as are necessary to protect, in light of such changed location, Lessor's perfected, first priority interest in the Item or Parts thereof as contemplated hereunder and such other filings or recordings as Lessor deems reasonably necessary; provided that, in any event, in the case of relocation of the Item or Part thereof to Canada, FBC will make all such filings and recordings prior to such relocation in a manner reasonably satisfactory to Lessor and, if the Lessor's Cost of the Items or Parts be moved to Canada exceeds $5 million, FBC shall deliver to Lessor an opinion of counsel, which opinion and counsel is reasonably acceptable to Lessor, to the effect that the Lessor has a first priority perfected security interest in such Items or Parts (provided that such opinions may contain customary assumptions and rely on such factual information as is deemed appropriate). Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, FBC may, without the consent of Lessor, deliver possession of any Item or Part thereof to the manufacturer thereof or to any Person for testing, service, repair, maintenance or overhaul work on such Item or Part or for alterations or modifications in or additions to such Item or Part thereof to the extent required or permitted by this Agreement; provided that FBC shall not deliver such Item or Part to any such Person if there is a significant risk that a Lien (other than a Permitted Lien) will attach to such Item or Part.

                                  ARTICLE III

                                LOSS; INSURANCE

     3.1 Loss, Destruction, Requisition, etc.

     (a) Event of Loss. Upon the occurrence of an Event of Loss in respect of any Item, FBC shall promptly give Lessor written notice of such Event of Loss (which notice shall describe the Event of Loss in reasonable detail) and, within 60 days after such occurrence, FBC shall give written notice to Lessor of its election to make payment or substitution as provided in clause (i) or (ii) of this Section 3.1(a); provided, however, that if immediately after the Event of Loss, (A) the Items then subject to this Agreement (excluding those subject to the Event of Loss) constitute less than one-third of the Items subject to this Agreement on the date of this Agreement (based upon the Lessor's Cost thereof) or (B) the Items then subject to this Agreement (excluding those subject to the Event of Loss) are not capable of operating together to manufacture plastic bags in the manner in which such Items were used prior to the Event of Loss without the addition of additional material item(s) of equipment, then FBC shall either
(x) pay the amount provided in clause (i) with respect to all Items then subject to this Agreement, (y) elect to substitute in accordance with clause (ii) in such a manner as the conditions in (A) and (B) above are satisfied or (z) deliver to Lessor an irrevocable notice and election to purchase on the Termination Date (as in effect on the date of the Event of Loss) all of the Items then subject to this Agreement (excluding those subject to the Event of Loss) in accordance with the terms hereof (and to make payment for those Items subject to the Event of Loss in accordance with clause (i)); provided further that FBC shall have no right to substitute under clause (ii) below (A) if a Material Default or an Event of Default exists on the Substitution Date (defined below) or (B) during the last 12 months of the Term (as such Term may be extended pursuant to Section 4.6 hereof prior to the Substitution Date). FBC shall:

          (i) on the Payment Date next following the earlier of (A) the 180th day following the occurrence of such Event of Loss or (B) the receipt of all insurance proceeds relating to such Event of Loss (the 'Event of Loss Payment Date'), pay to Lessor (without duplication) (A) the Termination Value for such Item determined as of the Event of Loss Payment Date; (B) all Base Rent and Extended Term Rent for such Item due and owing on or prior to the Event of Loss Payment Date and (C) all Supplemental Rent relating to such Item due and owing on the Event of Loss Payment Date; or

          (ii) prior to the first anniversary of the date of the Event of Loss (the 'Substitution Date'), substitute no later than the Substitution Date for the Item subject to an Event of Loss any item of equipment of the same, similar or improved model or series, having a value, utility, remaining useful life and estimated residual value at least equal to, and being in as good operating condition as, the Item to be replaced assuming such replaced Item was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the Event of Loss and otherwise complying with all other requirements of this Agreement with respect to the Items; provided that FBC shall provide such information as reasonably requested by Lessor regarding such substitution and, if the Lessor's Cost of the Item(s) being replaced in connection with an Event of Loss exceeds $5,000,000, if requested by Lessor, provide to Lessor prior to the Substitution Date evidence reasonably satisfactory to Lessor that the replacement Item meets the conditions set forth in this clause (ii) (it being agreed that an appraisal in accordance with the Appraisal Procedure will be reasonably satisfactory evidence); provided further that if FBC shall fail to perform its obligations to effect such substitution on or before the Substitution Date, FBC shall give Lessor notice to such effect and shall instead promptly make the payments specified in clause (i) above.

     Nothing in this subsection (a) shall be construed to reduce, forgive or otherwise limit the obligation of FBC to pay Rent, including Base Rent and Extended Term Rent, on such dates as it becomes due, at any time prior to the Event of Loss Payment Date but subsequent to the Event of Loss.

     At such time as Lessor shall have received the payments specified in clause
(i) above with respect to an Item(s), (1) the obligation of FBC to pay Base Rent and Extended Term Rent hereunder with respect to such Item(s) for any period commencing after the Event of Loss Payment Date shall terminate, (2) this Agreement as regards to such Item(s) shall terminate (except with respect to obligations and liabilities of FBC under Sections 2.2 and 2.4 hereof, which have arisen on or prior to such date, which shall survive such termination), and (3) Lessor will transfer to FBC or, at the direction of FBC, another Person, without recourse or warranty (except as to the absence of Participant Liens), all of the Lessor's interest in and to such Item(s) and any insurance proceeds relating thereto (other than with respect to insurance maintained by the Lessor or Participants at their own expense), and FBC will be subrogated to all claims of Lessor and the Participants, if any, against third parties (other than with respect to insurance maintained by Lessor and the Participants at their own expense), for damage to or loss of such Item. At such time as FBC shall substitute for an Item which is the subject of an Event of Loss in accordance with clause (ii) above, such substituted Item shall, without further act, become subject to this Agreement and Lessor's interest hereunder, and Lessor shall transfer to FBC, or at the direction of FBC, another Person, without recourse or warranty (except as to the absence of Participant Liens), all of Lessor's interest in and to such Item which is the subject of the Event of Loss and any insurance proceeds relating thereto (other than with respect to insurance maintained by Lessor or the Participants at their own expense), and FBC will be subrogated to all claims of Lessor and the Participants, if any, against third parties (other than with respect to insurance maintained by Lessor or any Participant at their own expense) for damage to or loss of such Item.

     Any insurance or condemnation proceeds received by FBC in connection with an Event of Loss and prior to the Event of Loss Payment Date or the Substitution Date, as applicable, shall be placed in escrow for the benefit of Lessor until FBC has fulfilled its obligations under clause (i) or (ii) above; provided that if FBC has elected to substitute in accordance with this Section 3.1, so long as no Material Default or Event of Default exists, such proceeds shall be released from escrow as necessary to fund the cost of the replacement Item as such costs arise.

     (b) Repair. In the event of any damage or loss to an Item not constituting an Event of Loss, FBC shall promptly repair such Item at its own expense to the standards required by Section 2.5 hereof and such repairs shall be sufficient to ensure that the fair market value, utility, remaining useful life and estimated residual value of the repaired Item is at least equal to that of such Item prior to such damage or loss.

     (c) Application of Payments on an Event of Loss. Payments received by Lessor, any Participant or FBC from any Governmental Authority, insurer or other Person as a result of an Event of Loss shall be applied as follows (unless the Item(s) subject to the Event of Loss are being replaced or substituted in accordance with this Section 3.1, in which case the payments shall be applied as specified in this Section 3.1):

          (i) all such payments shall be promptly paid to Lessor for application pursuant to the following provisions of this Section 3.1(c), except that FBC may retain any amounts that at such time FBC and Lessor agree would be payable to FBC under the provisions of clauses (ii) or (iii) below;

          (ii) so much of such payments (applying any payments from insurers before any payments from other Persons (including Governmental Authorities)) as shall not exceed the amount of Termination Value and other amounts required to be paid by this Section 3.1 as a result of FBC's election to make the payments specified in Section 3.1(a)(i) shall be applied in reduction of FBC's obligation to pay such amount if the same has not already been paid by FBC or, if the same has already been fully paid by FBC, shall be applied to reimburse FBC for its payment of such amount; and

          (iii) the balance, if any, of such payments shall be paid over to, or retained by, FBC.

     3.2 Insurance.

     (a) Type of Insurance. FBC will maintain in full force and effect at all times during the Term at its own expense the following insurance:

          (i) 'All Risk' Property Insurance against direct loss of or damage to the Items due to fire, flood, lightning, boiler explosions and such other risks, which at the time are customarily included under 'All Risks'
     Property Insurance, in amounts sufficient to prevent Lessor, the Participants or FBC from becoming a co-insurer of any loss and in an amount not less than the Termination Value (excluding amounts specified in clauses
     (b) and (c) of the definition of Termination Value) for the Items, provided that flood insurance may be maintained in an amount not less than $50,000,000 covering all properties owned or leased by FBC).

          (ii) General public liability insurance against claims for bodily injury, death or property damage arising out of the Items and in the amount of $10,000,000 for any one occurrence, whether bodily injury, death or property damage, or in such greater amounts as shall be reasonably satisfactory to Lessor.

          (iii) Workers' compensation insurance, to the extent required by Arkansas law (or such other state or province as the Items may be situated during the term of this Agreement).

          (iv) Such other insurance as FBC may maintain with respect to other owned or leased equipment used in similar locations.

     FBC shall cause an insurance broker of national reputation to deliver to Lessor on the Closing Date a certificate of insurance, executed by an authorized agent or representative of FBC's insurer, certifying to the existence of and setting forth in reasonable detail the particulars as to all insurance required to be maintained by FBC hereunder.

     (b) Policies. All insurance described in Section 3.2(a) shall be in such form and with such insurance companies as shall be satisfactory to Lessor and shall name Lessor, the Participants and any Persons designated by Lessor and having an insurable interest in the Items as additional insureds with respect to liability insurance and lender loss payees with respect to property insurance. Every policy referred to in Section 3.2(a) (other than any workers' compensation and automobile liability) shall insure the interest of each named insured thereunder (other than FBC) regardless of (A) any breach or violation by FBC of any warranties, declarations or conditions contained in such policies, (B) the use of the Items or any Part thereof for purposes more hazardous than permitted by the terms of the policy, (C) any foreclosure or other proceeding or notice of sale relating to the Items or any Part thereof, or (D) any change in the title to or ownership of the Items or any Part thereof. No insurer under a policy described in the preceding sentence shall have any right of recovery or subrogation against Lessor or the Participants or any recourse against it for payment of any premiums or for assessments under any mutual form of policy. Each policy (other than workers' compensation and automobile liability) shall also
(i) expressly provide that all of the provisions thereof, except the limits of liability thereunder (which limits shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of FBC), shall operate in the same manner as if they were a separate policy covering each insured, (ii) provide that property insurance proceeds for any loss shall be payable to Lessor, (iii) be primary without right of contribution from any other insurance carried by Lessor or the Participants, (iv) expressly provide that if such insurance is canceled or terminated for any reason whatever, or any substantial changes made in the coverage which affects the interest of Lessor the Participants, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, termination, change or lapse shall not be effective as to Lessor or the Participants for 30 days after receipt by Lessor, of written notice from such insurers of such cancellation, termination, change or lapse, (v) permit Lessor to make payments to effect the continuation of such insurance coverage upon notice of cancellation due to nonpayment of premium, and (vi) provide that the insurers shall waive any rights of subrogation against Lessor and the Participants. Each general public policy shall (i) in the case of any other insurance purchased by any party other than FBC be specifically excess over the insurance provided for in such policy, (ii) expressly provide that if such insurance is canceled or terminated for any reason whatever, such cancellation, termination or change shall not be effective as to the Lessor or Participants for 30 days after receipt by Lessor of written notice from such insurers of such cancellation, termination or change, and (iii) permit Lessor to make payments to effect the continuation of such insurance coverage upon notice of cancellation due to non-payment of premium. FBC will (x) immediately upon receipt of notice from an insurer of any cancellation, termination, material change or lapse for nonpayment of premium of any policy, provide immediate telephonic notice thereof, to be confirmed in writing by facsimile or express service guaranteeing overnight delivery, to Lessor and (y) cause any insurer under any general public liability policy to provide direct notice to Lessor of any such cancellation, termination, material change or lapse prior to the effective date of such cancellation, termination, change or lapse.

     (c) Certificates. FBC shall deliver to Lessor certificates of insurance, reasonably satisfactory to Lessor, evidencing the existence of all insurance which is required to be maintained by FBC hereunder. Such deliveries shall be made (i) upon the execution and delivery hereof, (ii) within 120 days of the end of each fiscal year of FBC, and (iii) upon the reasonable request of Lessor. Any property insurance required hereunder may be provided under blanket policies, provided that the Items are specifically covered thereby, such blanket policies otherwise comply with the provisions of this Section 3.2, and such policies provide for a reserved amount thereunder with respect to the Items so as to assure that the amount of insurance required by the provisions of Section 3.2 will be available notwithstanding any losses with respect to other property covered by such blanket policies.

     (d) Self-Insurance. Notwithstanding the provisions of this Section 3.2, FBC may maintain self-insurance on a non-discriminatory basis with respect to policies covering its Equipment in up to a maximum of $1,000,000 (the 'Property Amount') against the risks described in Section 3.2(a)(i) and up to a maximum of $1,000,000 (the 'Liability Amount') against the risks described in Section 3.2(a)(ii) and the preceding provisions of this Section 3.2 shall not apply to any such self-insurance maintained by FBC; provided that the Property Amount shall be reduced to $500,000 and the Liability Amount shall be reduced to $250,000 during the continuance of one of the following:

          (i) a Material Default;

          (ii) an Event of Default; or

          (iii) the Consolidated Net Worth of FBC is below $50 million as reflected on FBC's latest balance sheet delivered pursuant to Section 7.1.

Within 30 days following the occurrence of (x) a Material Default or Event of Default or (y) delivery of FBC of the balance sheet contemplated by Section 7.1 which reflects a Consolidated Net Worth of FBC of below $50 million (and provided such event in (x) or (y) is continuing on such 30th day), FBC shall reduce any self-insurance to conform with the proviso to the preceding sentence.

     (e) Additional Insurance by Lessor and FBC. FBC may at its own expense and for its own account carry insurance with respect to its interest in the Items in amounts in excess of that required to be maintained by this Section 3.2. Lessor and any Participant may carry for its own account at its sole cost and expense insurance with respect to its interest in the Items; provided, however, that (i) Lessor or such Participant has provided FBC with notice that it intends to carry such insurance (other than with respect to general or 'blanket' type insurance not specific to the Equipment) and (ii) such insurance does not prevent FBC from carrying the insurance required or permitted by this Section 3.2 or adversely affect such insurance or the cost thereof.

     (f) FBC's Obligations. The  requirements of and  rights under this  Section
3.2 shall not in any way negate or modify FBC's obligations under Section 2.4.

                                   ARTICLE IV

                         PURCHASE OPTIONS, OBSOLESCENCE

     4.1 Purchase or Sale Option at End of Term. FBC shall have, at the end of the Term, the right to elect to either (a) purchase all (but not less than all) of the Items subject to this Agreement on the Termination Date as provided in
Section 4.2 ('Option 1'); or (b) surrender all (but not less than all) of the Items subject to this Agreement on the Termination Date to Lessor as provided in
Section 4.4 ('Option 2'). FBC shall give Lessor irrevocable written notice of FBC's intent to exercise either Option 1 or Option 2 at least 120 days prior to the Termination Date (subject to the last sentence of Section 4.6(a). If FBC fails to properly notify Lessor of its election as provided in the preceding sentence, FBC will be deemed to have irrevocably elected Option 1.

     4.2 Purchase.

     (a) Purchase Price. The purchase price for any purchase under Option 1 shall be equal to the Purchase Price Percentage of Lessor's Cost of such Items.

     (b) Title. If FBC purchases the Items pursuant to Option 1, Lessor need not convey any better title thereto than existed on the Closing Date, and FBC shall accept such title subject to (i) the state of title to each Item and Part thereof on the Closing Date, (ii) the condition of each Item and Part thereof on the date of purchase, (iii) all charges, liens, security interests and encumbrances on any Item or Part thereof (other than any Participant Liens) and
(iv) all Applicable Laws.

     (c) Closing. On the Purchase Date for any Item purchased by FBC pursuant to Option 1, FBC shall pay to Lessor the purchase price specified herein for such Item, together with all Rent and other sums due and payable hereunder to and including such date of purchase, and Lessor shall upon receipt of the foregoing amounts deliver to FBC a bill of sale conveying to FBC without recourse or warranty the title to such interest described in Section 4.2(b) and any other instruments reasonably necessary to assign such Item or any other property required to be assigned by Lessor to FBC pursuant hereto. FBC shall pay all charges incident to any conveyance of the Items to FBC or its designee, including, without limitation, counsel fees, escrow fees, recording fees and all Taxes which may be imposed on Lessor by reason of the transfer and which are payable by FBC pursuant to 2.2. Upon the completion of such purchase, this Agreement shall terminate, except with respect to obligations and liabilities of FBC (including obligations under Sections 2.2 and 2.4 hereof), actual or contingent, which have arisen on or prior to such date, which obligations shall survive such termination.

     (d) Designation of Other Purchaser. If FBC is to purchase the Items pursuant to Section 4.1(a) of this Agreement, FBC may designate a third party to which title to any such Item or Items shall be conveyed in accordance with the terms and conditions of this Agreement; provided that no such designation shall relieve FBC of any obligations imposed on FBC under this Agreement.

     4.3 [Intentionally Omitted].

     4.4 Surrender; Non-Purchase Payment.

     (a) If FBC has elected Option 2, FBC shall, as directed by Lessor prior to the Termination Date and at FBC's expense and with reasonable care, (i) dismantle, remove, crate, insure, ship and return the Items and all Parts thereof to Lessor to a location, within 500 miles of Rogers, Arkansas (with respect to any Items or Parts) or 500 miles of such Item's or Part's present location (with respect to such Item or Part only), in each case reasonably designated by Lessor or (ii) relinquish possession of the Equipment to Lessor or its designee and permit Lessor or its designee to use the Equipment in place at the demised premises (as defined the Site Lease) in conjunction with, and subject to the terms of, the Site Lease; provided that in the case of clause
(ii), if any Items or Parts have been removed from the demised premises, at the request of Lessor, FBC shall return such Items or Parts to the demised premises and, if reassembly of such Items or Parts would result in a material increase in the value of such Items or Parts and is commercially reasonable, FBC shall reassemble such Items or Parts. In the case of clause (i), at the time of delivery of the Items, to the extent FBC has complied with its obligations hereunder in all material respects, and all Parts thereof to the location reasonably designated by Lessor, the Items and all Parts thereof shall be free and clear of all Liens (other than Participant Liens), shall be clean and otherwise in the condition required hereby and in as good operating condition, with all Parts fully functional, as when delivered to FBC hereunder, ordinary wear and tear excepted, and shall be free of all FBC advertising or insignia placed thereon. Until such date as the Items and Parts thereof are delivered to the location designated by Lessor or stored on behalf of Lessor (and for a period of not more than 90 days following the later of (x) the Termination Date or (y) the date on which such Equipment is actually returned to the Lessor), the obligations of FBC under this Agreement (other than to pay Rent following the Termination Date), including but not limited to the obligations to insure the Items and all Parts thereof, shall remain in full force and effect and FBC hereby expressly assumes all risks of loss relating to the transfer of the Items and all Parts thereof pursuant to this Agreement. FBC shall deliver to Lessor (or its designee) all plans and specifications, operating manuals and all other information and documentation necessary or advisable to be obtained to operate the Items or any Part thereof. If Lessor provides 60 days notice to FBC prior to the Termination Date, FBC shall defer such return and will store the Items or any Parts thereof or arrange for storage of such Items or Parts thereof without charge to Lessor for a period not to exceed 90 days and, if FBC has in its reasonable judgment suitable storage space on its premises, requests, FBC shall store the Items or any Parts thereof for an additional 90 days (the 'Storage Period'). During any such Storage Period, FBC shall, so long as the Equipment remains in place at the demised premises in Rogers, Arkansas, bear the costs of maintenance and insurance for the Items or any Part being stored. If FBC fails to dismantle and deliver the Items or any Part thereof in accordance with the terms of this Section 4.4, Lessor shall have the right, at FBC's sole cost and expense, to dismantle or cause to be dismantled, and deliver or cause to be delivered the Items or any Part thereof in accordance with the terms of this section. Following the transfer of control and as provided in clause (ii) of the first sentence of this Section 4.4(a) at the end of the Storage Period all risks of loss, duty to insure, and maintenance shall become the responsibility of Lessor or its designee.

     (b) On the date which is the earlier of (x) 90 days following the Termination Date and (y) the date the Items are sold by Lessor (which sale date shall not be prior to the Termination Date and shall be with at least 5 days prior notice to FBC) ('End of Term Adjustment Date'):

          (i) if no sale of the Items has occurred prior to or on the End of Term Adjustment Date, FBC shall make a Final Rent payment equal to the Adjustment Percentage times the Lessor's Cost of the Items subject to this Agreement at the end of the Term;

          (ii) if a sale of the Items has occurred prior to or on the End of the Term Adjustment Date and the Net Proceeds (as defined below) of such sale exceeds the Purchase Price Percentage times the Lessor's Cost of such Items, an amount of the Net Proceeds equal to the Purchase Price Percentage times the Lessor's Cost of such Items shall be retained by Lessor and the balance of the Net Proceeds shall be paid to FBC as an adjustment to Rent previously paid hereunder; and

          (iii) if a sale of the Items has occurred prior to or on the End of Term Adjustment Date and the Net Proceeds of the sale are less than the Purchase Price Percentage times the Lessor's Cost of such Items, Lessor shall retain such Net Proceeds and FBC shall pay to Lessor as a Final Rent payment the difference between the Net Proceeds and an amount equal to the Purchase Price Percentage times the Lessor's Cost of such Items; provided in no event shall the amount paid by FBC under this clause (iii) with respect to such deficiency exceed the product of the Adjustment Percentage times the Lessor's Cost of such Items.

          If the Items are sold by Lessor after the End of Term Adjustment Date, and after FBC has paid the final Rent payment as contemplated in this
     Section 4.4(b), the Net Proceeds of the Items shall be first applied by paying therefrom to Lessor an amount up to the product of Lessor's Risk Percentage (defined below) times the Lessor's Cost of the Items, and any Net Proceeds of the sale in excess of such amount shall be paid to FBC.

          Following receipt of FBC's notice that it has elected Option 2 and conditioned upon FBC's having complied in all material respects with its obligation under this Agreement, including its duty to return or transfer control of the Equipment to Lessor, Lessor shall in good faith attempt to sell or lease the Equipment in a commercially reasonable manner.

          'Net Proceeds' shall mean the proceeds of any sale or lease of the Items after deducting all reasonable costs and expenses or commissions incurred by Lessor in transporting, reconditioning, protecting, storing or insuring the Equipment pending sale, and after deducting and paying to Lessor interest on Lessor's unrecovered loan balance, calculated at the rate of interest announced by PNC Bank, National Association from time to time as its 'prime' rate, for the period from the Termination Date until the date of the receipt of the proceeds of the sale.

          'Lessor's Risk Percentage' shall mean the difference between the Purchase Price Percentage and the Adjustment Percentage.

          Section  4.5 Cooperation with Sale. (i) If FBC exercises Options 2 and
     (ii) during an Event of Default, FBC shall (during the last 120 days of the Term in the case of (i) and at any time requested in the case of (ii) cooperate in all reasonable respects with efforts of Lessor to lease or sell the Items or any Part thereof. Such cooperation will include aiding potential lessees or buyers to inspect and test the Items or any Part thereof (subject to FBC's established safety regulations), providing full and complete access to, and, to the extent reasonable, necessary and at the expense of Lessor in the case of (i) and the expense of FBC in the case of
     (ii), copies of, all records, plans and specifications and manuals required to be maintained by FBC pursuant to Section 2.9 hereof, at a time or times reasonably convenient to FBC and, subject to confidentiality agreements; provided that FBC shall not be required for such purpose to materially interfere (or to permit any such material interference) with the lease, operations or maintenance of the Items or any Part thereof or the normal conduct of FBC's business or to incur material out-of-pocket expenses for which it is not reimbursed; provided further, that Lessor shall give FBC at least five (5) days notice prior to its disclosure to any prospective lessee or purchase of the Items or any Part thereof of any information furnished by FBC to Lessor which has been designated as 'confidential' by FBC.

     4.6 Option to Renew.

     (a) Option and Exercise; Term. Upon expiration of the Base Term, so long as no Event of Default has occurred and is continuing, FBC shall have the option (the 'Renewal Option') to extend the term of this Agreement with respect to all (but not less than all) of the remaining Items for an Extended Term. The 'Extended Term' shall commence on October 16, 1997 and continue until one of the following dates selected by FBC in its discretion: (i) April 15, 2000, or (ii) October 15, 1998. In the event FBC desires to extend the term of this Agreement, FBC shall provide written notice (the 'Extension Notice') to Lessor not less than 120 days prior to the expiration of the Base Term, which notice shall specify the applicable term selected by FBC; provided, in the event Lessor or the Participants existing on the Closing Date (in their reasonable opinion) determine that FBC's financial condition has changed in a materially adverse manner from the date of this Agreement, Lessor or such Participants may, by written notice within 15 days after its receipt of the Extension Notice, prevent FBC's exercise of the Renewal Option; provided, FBC may, during the 30 day period commencing upon its receipt of such notice preventing its exercise of the Renewal Option, exercise one of the options set forth in Section 4.1.

     (b) Extended Term Rent. If FBC elects to exercise its option to extend the term of this Agreement pursuant to Section 4.6(a) above, FBC agrees to pay in arrears, on each Payment Date during the Extended Term, Extended Term Rent to Lessor for each Item. 'Extended Term Rent' shall mean, as to any Payment Date during the Extended Term, the sum of (i) the product of (A) Lessor's Cost for each Item then subject to this Agreement, and (B) the percentage listed in Column 1 of the Extension Schedule hereto with respect to such Payment Date, and
(ii) the product of (A) Lessor's Cost for each Item then subject to this Agreement, (B) the percentage listed in Column 2 of the Extension Schedule hereto with respect to such Payment Date, and (C) the fraction, the numerator of which is the Extended Term Percentage Rental Factor plus the LIBO Rate, and the denominator of which is 4. 'Extended Term Percentage Rental Factor' shall mean 1.55%.

     (c) Other Provisions. All other provisions of this Agreement shall be and remain in effect during the Extended Term.

     4.7 Termination For Obsolete Items.

     (a) General. Subject to Section 4.7(d) at any time any Item is determined in good faith by FBC to be obsolete, uneconomic or surplus to the needs of FBC for any reason (each Item as to which such a determination has been made being an 'Obsolete Item'), FBC may elect to terminate this Agreement with respect to such Obsolete Item upon satisfaction of all of the requirements of this Section 4.7; provided that as a condition to such termination, the Obsolete Item must be sold to a person (who shall not be FBC, an affiliate of FBC or any person acting as buyer for FBC or an affiliate of FBC); and provided further that FBC shall deliver to Lessor a certificate executed by an Authorized Officer setting forth the basis for such obsolescence. Upon the satisfaction of the requirements of this Section 4.7 for a termination of this Agreement with respect to an Item (including the payments under 4.6 hereof), the Base Rent and Extended Term Rent for such Obsolete Item shall cease to accrue and the Term for such Obsolete Item shall terminate.

     (b) Notice of Termination. To exercise its right to terminate this Agreement with respect to any Obsolete Item as provided in this Section 4.7, FBC shall provide Lessor with (i) notice in writing at least 30 days prior to the Payment Date on which FBC elects to terminate this Agreement with respect to such Obsolete Item (the 'Obsolescence Date'), such notice to specify the
Obsolescence Date and (ii) an officer's certificate of FBC as to the determinations referred to in Section 4.7(a). It shall be a condition to the right to terminate this Agreement as described in this Section 4.7 that, on the date of the notice described in the preceding section, no Material Default or Event of Default exists. FBC may, at its option by written notice to Lessor, revoke any such notice of termination, in which event this Agreement shall not terminate and FBC shall bear the reasonable out-of-pocket expenses incurred by Lessor in connection therewith.

     (c) Payments. As a condition to the sale of any Obsolete Item hereunder and termination of this Agreement with respect to such Obsolete Item, FBC shall pay on the Obsolescence Date to Lessor in immediately available funds (without duplication), (A) an amount equal to the Termination Value for such Obsolete Item as of the Obsolescence Date, (B) all Rent due and owing on or prior to the Obsolescence Date, and (C) an amount equal to the reasonable fees and expenses of Lessor incurred, if any, in connection with such sale. Upon payment to Lessor of such amounts, in immediately available funds, Lessor shall sell all right, title and interest of Lessor in and to the Obsolete Item to such Person designated by FBC free and clear of Participant Liens and this Agreement and the obligations (other than those set forth in Sections 2.2 and 2.4) with respect to such Obsolete Item hereunder shall terminate concurrently with such sale. On the Obsolescence Date, Lessor shall execute and deliver to such Person a bill of sale and such other instruments and documents as such Person or FBC may reasonably request to evidence the valid consummation of such transfer.

     (d) Limitations. If immediately after any termination of this Agreement in accordance with this Section 4.7 with respect to any Item, (i) the Items then subject to this Agreement would constitute less than one-third of the Items subject to this Agreement on the date of this Agreement (based upon the Lessor's cost thereof) or (ii) the Items then subject to this Agreement would not be capable of operating together to manufacture plastic bags in the manner in which such Items were used prior to the termination without the addition of additional material item(s) of equipment, then FBC shall, in connection with the termination under this Section 4.7, either (A) terminate this Agreement with respect to all Items subject to this Agreement (which termination will be permitted) or (B) deliver to Lessor an irrevocable notice and election to purchase on the Termination Date (which date need not be specified in such notice) all of the Items then subject to this Agreement in accordance with the terms hereof.

     4.8 Early Termination.

     (a) General. Upon at least 30 days notice, on the Payment Date on or next following the second and third anniversaries of this Agreement (each, an 'Early Termination Date'), FBC may elect to terminate this Agreement, and repurchase all (but not less than all) of the Equipment. Upon satisfaction of the requirements of this Section 4.8, the Base Rent and Extended Term Rent for the Equipment shall cease to accrue and the Term for the Equipment shall terminate.

     (b) Payments.  As a  condition to  the termination  of this  Agreement  and repurchase of the Equipment, on an Early Termination Date, FBC shall pay to Lessor in immediately available funds (without duplication) (A) an amount equal to the Termination Value for the Items as of such Early

Termination Date, (B) all Rent (including, without limitation, any Break Costs) due and owing on or prior to such Early Termination Date, and (C) an amount equal to the reasonable fees and expenses of Lessor incurred, if any, in connection with such purchase. Upon payment to Lessor of such amounts, the Participants shall sell all right, title and interest in and to the Equipment to FBC (or another Person designated by FBC) free and clear of all Participant Liens, and this Agreement and the obligations (other than those set forth in Section 2.2 and 2.4 hereof) shall terminate concurrently with such sale. On such Early Termination Date, Lessor shall execute and deliver FBC (or another Person designated by FBC) a bill of sale and such other instruments and documents as such Person may reasonably request to evidence the valid consummation of such transfer.

                                   ARTICLE V

                            ASSIGNMENT AND SUBLEASE

     5.1 Sublease and Assignment. So long as no Material Default or Event of Default has occurred and is continuing, FBC may, without the consent of Lessor, assign all (but not less than all) and sublease all or any portion of its rights under this Agreement with respect to any Item or Items; provided, however, that
(i) FBC remains principally liable under this Agreement, and the other Operative Documents remain in full force and effect (the obligations of FBC being those of a principal and not as a guarantor or surety for such sublessee's or assignee's performance); (ii) FBC gives Lessor written notice of such sublease within 30 days prior to such sublease; (iii) to the extent the location of any Item or
Part is changed, such change is made in compliance with Section 2.11; (iv) the sublessee or assignee expressly agrees in writing that the sublessee or assignee is subject to and subordinated to the terms of this Agreement and shall not extend past the Termination Date, (v) FBC shall deliver to Lessor a copy of the sublease or assignment agreements and (vi) FBC grants Lessor a collateral assignment of any sublease and delivers the original of such sublease to Lessor; provided that FBC shall have the rights with respect to the sublease or assignment except upon the occurrence and during the continuance of an Event of Default.

     5.2 Special Assignment. So long as no Default or Event of Default has occurred and is continuing (unless such Default or Event of Default is cured in connection therewith), FBC may, in addition to assignments permitted under
Section 5.1 hereof, with the prior consent of Lessor (which consent will not be unreasonably withheld), assign all or any of its rights under this Agreement with respect to the Items.

     5.3 Transfers

     (a) Restrictions on Transfer. Without the prior written consent of FBC, Lessor shall not assign, convey or otherwise transfer (whether by consolidation, merger, sale of assets or otherwise) any of its interest in the Equipment or this Agreement or any other Operative Document except as and to the extent permitted by, and in accordance with the terms and conditions of, Section 5.3(b); provided that Section 5.3(c), and not Section 5.3(b), shall govern with respect to the sale of a participation interest in Lessor's interests hereunder. Each Participation Agreement shall provide that any transfer by a Participant shall only be made in accordance with Section 5.3(c).

     (b) Lessor Permitted Transfers. Subject to subsection (e), Lessor may, without the consent of FBC, transfer any portion of its interest in the Equipment and this Agreement to any Person (a 'Transferee') only in compliance with and upon satisfaction of the following conditions:

          (i) The Transferee shall be (A) a financial institution, corporation, leasing company or other institutional investor whose net worth (calculated in accordance with GAAP) at the time is at least $50,000,000 (or the obligations of which are guaranteed by an institutional investor whose net worth (calculated in accordance with GAAP) at the time is at least $50,000,000 pursuant to a guarantee in form and substance reasonably satisfactory to FBC), or (B) (1) an Affiliate of Lessor, which Affiliate shall be a corporation and (2) either (x) Lessor shall guarantee the obligations of such Affiliate as Lessor under the Operative Documents pursuant to a guarantee in form and substance reasonably satisfactory to FBC or (y) such Affiliate shall have a net worth (calculated in accordance with GAAP) at the time of such transfer of at least $50,000,000.

          (ii) No such transfer shall violate any provision of, or create a relationship which would be in violation of, any Applicable Law, including, without limitation, applicable securities laws, any agreement to which the Transferee is a party or by which it or any or its property is bound, and no such transfer shall involve, directly or indirectly, the assets of any pension plan.

          (iii) No such transfer shall be made to any Person if such Person or any Affiliate thereof is a Competitor.

          (iv) FBC shall receive at least 10 days prior written notice of such transfer, which notice shall specify (A) such information and evidence as shall be reasonably necessary to establish compliance with this Section 5.3, (B) the extent of the interest to be transferred, and (C) the name and address (for the purpose of giving notice as contemplated by the Operative Documents) of the Transferee.

          (v) Lessor or the Transferee shall pay all reasonable fees, expenses, disbursements and costs (including legal and other professional fees and expenses) incurred by FBC in connection with any transfer pursuant to this
     Section 5.3.

          (vi) Lessor or the Transferee shall have delivered to FBC an opinion of counsel in form and substance reasonably satisfactory to it, as to: the due authorization, execution and delivery of the agreements contemplated by this Section 5.3; the enforceability of the Operative Documents against the Transferee; and as to the matters referred to in Section 5.3(b)(ii).

     (c) Participation Interests. Subject to subsection (e), (i) Lessor may, without the consent of FBC, grant a participation interest in any portion of its interest in the Equipment and this Agreement to any Person (a 'New Participant') and (ii) any Participant existing on the Closing Date may, without the consent of FBC, transfer all or part of its interest in the Equipment and this Agreement to any Person (also a 'New Participant'), in each case only in compliance with and upon satisfaction of the following conditions:

          (i) The New Participant shall be (A) a financial institution, corporation, leasing company or other institutional investor whose net worth (calculated in accordance with GAAP) at the time is at least $50,000,000 (or the obligations of which are guaranteed by an institutional investor whose net worth (calculated in accordance with GAAP) at the time is at least $50,000,000 pursuant to a guarantee in form and substance reasonably satisfactory to FBC), or (B) (1) an Affiliate of Lessor or such Participant (as applicable), which Affiliate shall be a corporation and (2) either (x) Lessor or such Participant (as applicable) shall guarantee the obligations of such Affiliate as Lessor or such Participant (as applicable) under the Operative Documents pursuant to a guarantee in form and substance reasonably satisfactory to FBC or (y) such Affiliate shall have a net worth (calculated in accordance with GAAP) at the time of such transfer of at least $50,000,000, or (C) such other Person as is consented to by FBC, such consent not to be unreasonably withheld.

          (ii) No such transfer shall be made to any Person if such Person or any Affiliate thereof is a Competitor.

          (iii) FBC shall receive at least 10 days prior written notice of such transfer, which notice shall specify (A) such information and evidence as shall be reasonably necessary to establish compliance with this Section 5.3, (B) the extent of the interest to be transferred, and (C) the name and address (for the purpose of giving notice as contemplated by the Operative Documents) of the Transferee.

          (d) Effect of Transfer. From and after any transfer effected in accordance with this Section 5.3, the transferring party shall be released, to the extent of the obligations assumed by the Transferee or New Participant, as the case may be, from its liability hereunder and under the other Operative Documents to which it is or will be a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by Lessor in accordance with this Section 5.3(b), the Transferee shall be deemed the 'Lessor' for all purposes of the Operative Documents, shall have all rights and obligations under such Operative Documents, from the date of the transfer. Notwithstanding the foregoing, in no event shall the obligations of FBC be increased or FBC's rights decreased and the obligations of FBC to such transferring party under Sections 2.2 and 2.4 of this Agreement shall survive in full.

          (e) No Partial Transfer; Number of Transferees. Except for the sale of participation interests in accordance with Section 5.3(c), Lessor shall not transfer less than all of its interest in the Equipment or this Agreement. In no event shall Lessor sell participations to more than two New

     Participants nor shall any Participant existing on the Closing Date transfer any portion of its interest to more than two New Participants (it being understood that there will never be more than 8 Participants (in addition to the Lessor)); provided that each Participant and Lessor shall at all times hold an interest in this Lease Agreement of at least $5,000,000. New Participants shall in no event be entitled to transfer their interests unless Lessor and the Participants enter into an agreement (reasonably satisfactory to FBC) that provides that there will be no more then 8 Participants (in addition to the Lessor) at any one time and all Participants and Lessor will at all times hold an interest in this Lease Agreement of at least $5,000,000.

          (f) Cooperation. FBC agrees that it shall, to the extent reasonably so requested by Lessor or a Participant, use reasonable best efforts to assist such Lessor or Participant in effecting any transfer in accordance with this Section 5.3. FBC shall, upon the written request of Lessor or a Participant in connection with a proposed transfer, specify (i) whether any proposed Transferee or New Participant is a Competitor and (ii) the basis therefor; provided that if FBC does not respond to such request within 10 days following receipt of such request, such proposed Transferee or New Participant will not be deemed a Competitor for purposes of Section 5.3(b) or 5.3(c) with respect to such proposed transfer.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

     6.1 Event of Default. Any of the following occurrences or acts shall constitute an event of default (an 'Event of Default') under this Agreement:

          (a) FBC shall fail to pay any Base Rent or Extended Term Rent as and when due hereunder, and such failure shall continue for 10 days after the date such payment is due; or

          (b) FBC shall fail to pay any Supplemental Rent as and when due hereunder, and such failure shall continue for 10 days after the date such payment is due; or

          (c) FBC shall fail to maintain the insurance specified in this Agreement; or

          (d) FBC shall fail to observe or perform any other material term, provision or covenant herein or in the other Operative Documents, except if such failure will not materially adversely affect the value, utility, remaining useful life and estimated residual value of the Items and such failure shall continue for 60 days (the 'cure period') after the earlier of written notice to FBC of such failure or knowledge by FBC of such failure; provided, however, that if any such failure cannot reasonably be cured by the payment of money and cannot with diligent efforts be cured within the cure period, if FBC commences promptly to cure the same and thereafter prosecutes such cure with diligent efforts and if Lessor consents (which consent shall not be unreasonably withheld), the cure period shall be extended for one or, with the consent of Lessor (which consent will not be unreasonably withheld), more additional 30-day periods of time as may be necessary for such cure; or

          (e) if any representation or warranty of FBC contained in any Operative Documents or set forth in any certificate required under the Operative Documents to be delivered by FBC to Lessor shall prove to be incorrect or misleading as of the time when the same shall have been made; provided, however, that if the representation or warranty was originally given by FBC in good faith, an Event of Default shall not be deemed to exist unless the inaccurate representation or warranty remains material to Lessor at the time such inaccuracy is discovered and, if capable of being cured, remains uncured for a period of 30 days after receipt by FBC of a written notice from Lessor advising FBC of such inaccuracy; or

          (f) if FBC files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of FBC as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law is filed in any court and FBC consents to or acquiesces in the filing thereof or such petition or answer is not discharged or denied within 90 days after the filing thereof; or

          (g) if FBC shall (A) default in the payment of principal of or interest on any of its Credit Agreement Indebtedness or (B) default in the observance or performance of any other agreement or condition relating to any Credit Agreement Indebtedness, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist thereunder, and the effect of such default described in (A) or (B) is to cause such Credit Agreement Indebtedness to become due prior to its stated maturity pursuant to an automatic acceleration thereunder or pursuant to an acceleration upon actions of the lenders thereunder. 'Credit Agreement Indebtedness' means money borrowed pursuant to the Amended and Restated Credit Agreement, dated as of September 20, 1991, among FBC, Manufacturers Hanover Trust Company and the several lenders parties thereto, as the same may be amended, modified, restated or supplemented and any replacement credit facilities thereof (it being understood that neither this Agreement nor any other Operative Document shall give Lessor or any Participant the right to consent to any such amendment, modification, restatement, supplement or replacement); or

          (h) if a receiver, trustee or liquidator of FBC or of all or substantially all of the assets of FBC or of the Items or FBC's estate therein is appointed in any proceeding brought by FBC, or if any such receiver, trustee or liquidator is appointed in any proceeding brought against FBC and is not discharged within 90 days of such appointment.

     6.2 Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Agreement to be in default by giving written notice to FBC; and at any time thereafter, Lessor may do one or more of the following with respect to the Equipment as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

          (a) In connection with its exercise of the remedies set forth in (b), demand that FBC, and FBC shall upon prior written demand of Lessor and at FBC's expense, promptly surrender possession of the Equipment to Lessor in the manner and condition required by, and otherwise in accordance with
     Section 4.4; or Lessor, at its option, may enter upon the location where the Equipment may be found and take immediate possession thereof by summary proceedings or otherwise, and all without liability to Lessor for or by reason of such entry or taking of possession.

          (b) Sell any Item or any Part thereof to an unaffiliated party in an arms length transaction at such times and in such manner as Lessor shall in good faith determine maximizes the value of any Item or any Part thereof, subject, however, to FBC's right to pay Termination Value and acquire Lessor's interest in the Items prior to Lessor entering into a written commitment with respect to any sale of any such Item or Parts thereof.

          (c) By written notice to FBC designating a payment date which shall be a Payment Date not earlier than 10 days from the date of such notice (the 'Designated Payment Date'), demand that FBC pay to Lessor, and FBC shall pay to Lessor, on the Designated Payment Date, as liquidated damages and not as a penalty (in lieu of the Base Rent and Extended Term Rent for the Items due for periods beginning on and after the Designated Payment Date), an amount equal to (without duplication) (i) Termination Value computed as of the Designated Payment Date, (ii) interest at the Stipulated Interest Rate on the amount specified in (i) from the Designated Payment Date until the date of actual payment, (iii) any unpaid Base Rent and Extended Term Rent through such Payment Date, (iv) any costs, fees (including reasonable attorney fees), expenses and liabilities incurred by Lessor and (v) all other amounts then due and payable by FBC hereunder (including, without limitation, any Supplemental Rent). Upon such payments to Lessor, the Lessor shall transfer, at the sole cost and expense of FBC, to FBC, the Lessor's interests in the Items as contemplated in Section 4.2(b).

          (d) In the event Lessor, pursuant to clause (b), shall have sold the Items or any Part thereof or interest therein, in lieu of exercising its rights under clause (c) with respect thereto, if Lessor shall so elect, Lessor may demand that FBC pay to Lessor and FBC shall pay to Lessor as liquidated damages, and not as a penalty (in lieu of the Base Rent and Extended Term Rent due for all periods beginning on and after the Payment Date next following the date on which such sale occurs) on the Payment Date next following such sale (provided FBC shall be given at least 10 days notice), (i) any unpaid Base Rent and Extended Term Rent though such Payment Date, (ii) the amount of the excess, if any, of (A) the Termination Value over (B) the net proceeds (after payment of all out-of-pocket expenses of Lessor) of the sale, (iii) interest at the Stipulated Interest Rate on the amount specified in (ii) from the Payment Date until the date of actual payment and (iv) all other amounts due and payable by FBC hereunder (including, without limitation, any Supplemental Rent).

          (e) Subject to FBC's right to pay Termination Value and acquire Lessor's interest in the Items, Lessor may, in lieu of exercising its rights under clause (c) or (d) with respect to any Item, by written notice to FBC designating a payment date (also a 'Designated Payment Date') which shall be a Payment Date not earlier than 10 days from the date of the determination of Fair Market Sales Value (in accordance with the Appraisal Procedure) of such Item, demand that FBC pay to Lessor, and FBC shall pay to Lessor, on the Designated Payment Date, as liquidated damages and not as a penalty (in lieu of the Base Rent and Extended Term Rent for such Item due for periods beginning on and after the Designated Payment Date), an amount equal to (without duplication) (i) the excess of Termination value of such Item computed as of the Designated Payment Date over the Fair Market Value of such Item (as determined by the Appraisal Procedure), (ii) any unpaid Base Rent and Extended Term Rent through such Payment Date,
     (iii) any costs, fees (including reasonable attorney's fees), expenses and liabilities incurred by Lessor and (iv) all other amounts then due and payable by FBC hereunder (including, without limitation, any Supplemental
     Rent); provided that the remedy specified in this clause (e) shall only be exercisable to the extent Termination Value equals or exceeds Fair Market Sales Value. On such Designated Payment Date, FBC shall deliver such Item (if Lessor shall not have otherwise taken possession thereof) to Lessor in accordance with Section 4.4.

          (f) Demand (without duplication of any payment made pursuant to (a) through (e) above) that FBC compensate Lessor and the Participants for any actual damages suffered by and expenses incurred by Lessor or such Participant arising from FBC's default under this Agreement.

          (g) Exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the provisions hereof or to recover damages for the breach hereof or to rescind or terminate this Agreement.

In addition, FBC shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto. Upon Lessor's exercise of the foregoing remedies and the payment in full of all amounts provided therein (without duplication) and all amounts set forth in the preceding sentence, FBC's obligation to pay Base Rent and Extended Term Rent shall terminate.

     Notwithstanding anything to the contrary contained in this Section 6.2, Lessor shall not, in connection with the exercise of its remedies, be entitled to receive or retain amounts (whether from the sale of Items or Parts, payment of Rent, payment of amounts specified above or otherwise) in excess of the sum of the following: (x) any costs, expenses or liabilities (including reasonable legal fees and expenses) incurred by Lessor or any Participant as a result of, and in connection with, such Event of Default or the exercise by Lessor of its remedies hereunder; (y) Termination Value; and (z) (without duplication) any unpaid Rent. In the event that Lessor receives amounts in excess of the amounts contemplated by the preceding sentence, Lessor shall promptly pay such excess to FBC.

     6.3 Additional Rights of Lessor.

     (a) Waivers. Except as otherwise expressly provided herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or of all such remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect, or the rights of Lessor with respect to any other then existing or subsequent breach. Each right, power and remedy of Lessor provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by Applicable Law, FBC hereby waives any right of redemption, reentry or prepossession and the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt. Nothing herein shall be deemed to affect the right of Lessor to indemnification for liabilities pursuant to Sections 2.2 and 2.4. No expiration or termination of this Agreement, and no exercise of any remedy pursuant to this Agreement, and no repossession of any Item or any Part thereof pursuant to this Agreement or otherwise, shall relieve FBC of its liabilities and obligations under Sections 2.4 or 2.2, all of which shall survive such expiration, termination or repossession.

     (b) Performance by Lessor. If FBC fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may (but without any obligation to do so), with written notice to but without demand upon FBC and without waiving any Default or Event of Default or releasing FBC from any obligation, itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by FBC in accordance with Section 1.4(d).

                                  ARTICLE VII

                   FINANCIAL INFORMATION; FURTHER ASSURANCES

     7.1 Financial and Other Information. FBC shall deliver to Lessor and the Participants the following financial and other information:

     (a) Promptly (and in no event later than 15 days after the filing thereof) copies of all regular, periodic and special reports filed by FBC with the Securities and Exchange Commission (or any successor authority) pursuant to the rules and regulations promulgated under the Securities Exchange Act or any successor statute; or

     (b) At such time as FBC no longer is subject to such reporting requirements of the Securities and Exchange Commission as referred to in subsection (a) above, FBC shall deliver to the Participants:

          (i) within 120 days of the end of FBC's fiscal year, annual financial statements (including a balance sheet and related statements of income and cash flows) of FBC and its consolidated subsidiaries, audited by a nationally recognized independent accounting firm; and

          (ii) within 90 days of the end of each fiscal quarter, quarterly financial statements (including a balance sheet and related statements of income and cash flows) of FBC and its consolidated subsidiaries certified as being rendered in conformance with GAAP by FBC's chief financial officer; and

     (c) within 120 days after the end of each fiscal year of FBC a certificate executed by a duly authorized officer of FBC to the effect that the signatory has reviewed, or caused to be reviewed by individuals under his or her supervision, this Agreement and has made, or caused to be made under his or her supervision, a review of the transactions contemplated hereby, and such review has not disclosed the existence during such fiscal year, nor does such signatory have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and any action FBC has taken, is taking or proposes to take with respect thereto.

     7.2 Further Assurances. FBC, at its sole cost and expense, will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as Lessor from time to time may reasonably request, including without limitation, the filing of protective UCC financing statements in the jurisdictions in which the Equipment is located, in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the Lessor interest in the

Equipment. FBC, at its sole cost and expense, will further duly file and record all periodic continuation statements with respect to all UCC financing statement filings (including precautionary filings) as and when required by Applicable Law or at any earlier legally effective time requested by Lessor and refile and rerecord any of the foregoing as may be necessary. FBC, at its sole cost and expense, will also file the necessary UCC financing statements prior to any change in name or address of FBC's executive offices. FBC, at its sole cost and expense, will furnish to Lessor with certificates or other evidences of the filings and recordings or deposits and refilings and rerecordings or redeposits referred to in this Section.

                                  ARTICLE VIII

                                CHARACTERIZATION

     8.1 Characterization. It is intended and agreed that, for all legal purposes, including for Federal, state and local income tax purposes, the transactions contemplated hereby relating to this Agreement shall be treated as a loan by Lessor and each Participant to FBC, and that FBC will be treated as the owner of the Items and Parts thereof (the 'Intended Characterization') and will be the party entitled to claim the tax benefits (including, but not limited to, depreciation) associated with ownership of the Items and Parts thereof. Each of the parties hereto hereby agree that for Federal income tax purposes relating to the Items and Parts thereof it will, in completing, executing, filing or delivering any tax form, tax return, tax statement or other document, and in any tax proceeding, treat such transactions consistently with the Intended Characterization and otherwise will act, for all Federal, state and local income tax purposes relating to the Items and Parts thereof in a manner consistent with the Intended Characterization.

     Each party hereto acknowledges that it intends this Agreement to be deemed to be a contract to make a loan or extend other debt financing to FBC as provided in Section 365 of the United States Bankruptcy Code (or any successor statute). FBC acknowledges that it has made its own analysis of the Intended Characterization and neither Lessor nor any Participant has made any representations regarding the accounting or tax treatment of the transactions contemplated hereby.

     The parties agree that for Uniform Commercial Code purposes, this Agreement shall be deemed to create a loan to FBC and a security interest in the Equipment and FBC hereby grants Lessor a security interest in the Equipment, all additions and attachments thereto, and replacements and substitutions therefor, and all proceeds (including proceeds of insurance) of the foregoing.

                                   ARTICLE IX

                      FBC REPRESENTATIONS AND WARRANTIES.

     9.1 FBC Representations and Warranties. FBC represents and warrants to Lessor and each Participant that:

     (a) Organization. FBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to enter into and perform its obligations under each of the Operative Documents to which it is or will be a party and is duly qualified to do business as a foreign corporation in good standing in each state in which the Equipment is located. FBC has not failed to qualify or to be in good standing in any other jurisdiction where the failure to qualify or to be in good standing would have a material adverse effect on the business or financial condition of FBC or the ability of FBC to perform its obligations under the Operative Document.

     (b) No Violation. FBC is not in violation of any term or provision of its charter documents or bylaws, or of any indenture, mortgage, lease, agreement, instrument, judgment, decree, franchise, permit, order, statute or governmental rule or regulation applicable to it or its property, except violations which would not materially impair its ability to perform its obligations under the Operative Documents.

     (c) Authority. The execution, delivery and performance by FBC of each of the Operative Documents and the other agreements or documents referred to herein or in any other Operative document, in each case to which it is or will be a party, have been duly authorized by all necessary corporate action on the part of FBC and will be duly executed and delivered, do not require any approval or consent of FBC, or any trustee or holders of any indebtedness or obligations of FBC except those which have been duly obtained or, by the Closing Date, will have been duly obtained, and the execution, delivery and performance by FBC of each of the Operative Documents and such other agreements and documents does not contravene any Applicable Law, or contravene any provision of, or constitute a default under any indenture, mortgage, contract or other agreement to which FBC is a party or by which it or its properties may be bound or affected, or contravene or result in any breach of, or constitute any default under, or result in the creation of any Lien upon any of its property under its charter documents or bylaws or any agreement or instrument to which it or any of its subsidiaries, or any of its or their respective properties, may be bound or affected, except such of the foregoing as would not have a material adverse effect on FBC or the transactions contemplated by this Agreement.

     (d) Consents. There are no Governmental Actions or other approvals or consents relating to FBC, the Plant or the Equipment required for the consummation of the transactions contemplated by the Operative Documents or for the transactions contemplated by the Operative Documents or for the performance or observance of the obligations of FBC to be performed or observed under the Operative Documents.

     (e) Enforceability. Each of the Operative Documents and the other agreements or documents referred to herein or in any other Operative Document, in each case to which FBC is or will be a party, when executed and delivered, will constitute legal, valid and binding obligations of FBC, enforceable against FBC in accordance with the respective terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

     (f) Litigation. There are no suits or proceedings pending or, to the knowledge of FBC, threatened against or affecting FBC or the Equipment before any Governmental Authority which (i) question the legality, validity or enforceability of this Agreement or any other Operative Document or any other agreements or documents referred to herein or in any other Operative Document, in each case to which FBC is or will be a party or (ii) in the aggregate, could materially adversely affect FBC's financial condition, business or operations or FBC's ability to perform its obligations under the Operative Documents to which it is a party.

     (g) Chief Executive Office. The chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) of FBC is located at 83 Wooster Heights, Danbury, Connecticut 06813-1911.

     (h) Governmental Action. All Governmental Actions required for the execution, delivery and performance by FBC of the Operative Documents and the other agreements or documents referred to herein or in any other Operative Document, in each case to which FBC is or will be a party, have been obtained or made or, by the Closing Date, will be obtained or made, and are or, by the Closing Date, will be in full force and effect and no such Governmental Actions are subject to any pending or threatened suit, action, inquiry, investigation, proceeding or appeal (administrative, judicial or otherwise).

     (i) Installation. The Equipment is properly installed in a workmanlike manner in accordance with Applicable Law in all material respects and in substantial accordance with the plans and specifications therefor, contains no material (or otherwise significant) structural or systemic defects, is in good operating condition and is fit for its intended use as contemplated in the Appraisal. No improvements, modifications or additions to the Equipment are required in order to render the Equipment complete for its intended use by Lessor as specified in this Agreement, nor is FBC lacking or in violation of any material Governmental Action from a Governmental Authority required for the maintenance and operation of the Equipment. Except as set forth on Schedule 9.1(i) hereof, each Item is located in Rogers, Arkansas as of the Closing Date.

     (j) Description of Equipment. The description of the Equipment set forth in
Schedule 9.1(j) is a true and correct description of the Equipment and describes with sufficient accuracy and in sufficient detail for the purposes of conveyancing, recording, filing and perfecting security interest in and liens upon, the Equipment. The description of the Items set forth in Schedule 9.1(j) sets forth all of the material components necessary to operate the Items as contemplated by the Appraisal. After giving effect to the transactions contemplated hereby, Lessor will hold a first perfected security interest in and to the Equipment, subject only to Permitted Liens.

     (k) Environmental Matters. Except as set forth in Part I to Schedule 9.1(k), FBC has, to its knowledge, complied and is now complying with all Environmental Laws and the requirements of any Governmental Actions issued under such Environmental Laws, as such Government Actions and Environmental Laws relate to any Equipment. To FBC's knowledge, there are no circumstances that would reasonably be expected to prevent or interfere with FBC's ability to operate and maintain the Equipment (as opposed to the Plant generally) (A) as contemplated by the Operative Documents and (B) in compliance in all material respects with all applicable Environmental Laws and Governmental Actions. All known Governmental Actions required under Environmental Laws to operate and maintain the Equipment (A) are set forth in Part II to Schedule 9.1(k), (B) have been duly obtained, (C) are in full force and effect and (D) will, upon request of Lessor, be furnished to Lessor. To the knowledge of FBC, there are no past or pending or threatened Environmental Claims against FBC with respect to the Equipment, except as set forth in Part III to Schedule 9.1(k). To the knowledge of FBC, and except as set forth in Part III to Schedule 9.1(k), there are no present or past actions, activities, circumstances, conditions, events or incidents arising from the use, operation or maintenance of the Equipment, including, without limitation, the release, emission, discharge, presence or disposal of Hazardous Materials that would reasonably be expected to form the basis of an Environmental Claim against FBC with respect to the Equipment.

     (l) Financial Statements. FBC's balance sheet and related statements of income and cash flow contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 1993, copies of which have been furnished to Lessor, present fairly the financial position of FBC at such date and the results of its operations or cash flows for the period then ended. All such financial statements and reports, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise disclosed therein).

     (m) Taxes. FBC has paid all taxes due with respect of the Equipment, the Operative Documents and the transactions contemplated therein. FBC has filed all Federal, state and local tax returns which are required to be filed by it and has paid (prior to their delinquency dates) all taxes which have become due pursuant to such returns or pursuant to any assessment received by it (other than taxes and assessments the payment of which are being contested in the manner set forth in Section 2.6 hereof), and FBC has no knowledge of any actual or proposed deficiency or additional assessment in connection therewith which, either in any case or in the aggregate, would be materially adverse to the financial condition of FBC. The charges, accruals and reserves on the books of FBC with respect to Federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

     (n) No Default. FBC is not in default in the performance or fulfillment of any material obligation, covenant or condition contained in any bond, note or other evidence of indebtedness, or in any mortgage, deed of trust, indenture or loan agreement to which it is a party or by which its property is bound, except defaults which would not have a material adverse effect on the financial condition, operations or business of FBC.

     (o) No Lease Defaults. No event or condition has occurred and is continuing which constitutes a Default, Event of Default or Event of Loss.

     (p) Margin Rules. None of the transactions contemplated by the Operative Documents will violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations, G, T, U and X of the Board of Governors of the Federal Reserve system (12 C.F.R., Chapter II, as amended).

     (q) ERISA. The transactions contemplated by this Agreement and the other Operative Documents will not involve any 'prohibited transaction,' as such term is defined in Section 4975 of the Code or the Employee Retirement Income Security Act of 1974, as amended.

     (r) No Offer or Solicitation. FBC has not offered any interest in the Equipment to, or solicited any offer to acquire the Equipment from, any Person in violation of Section 5 of the Securities Act of 1933, as amended, nor has it authorized any Person to take any such action, and FBC has not taken any action which would subject any interest in the Equipment to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

     (s) No Regulation. Neither FBC, Lessor, the Participants or any of their respective Affiliates shall, by reason of (i) the Lessor's interest in the Equipment or (ii) the lease of the Equipment to FBC under this Agreement or
(iii) any other transaction contemplated by the Operative Documents, be or become subject to regulation as a regulated entity under any Applicable Law; provided that this representation and warranty shall not include any regulation imposed on Lessor, the Participants or their Affiliates due to any special status of such Persons.

     (t) Patents and Licenses. Schedule 9.1(t) attached hereto lists all Patents owned by FBC that relate to the Equipment or its operation, and all instruments, if any, granting to FBC any Related Technological Rights ('Proprietary Instruments'). FBC is the owner of the Patents listed in Schedule 9.1(t) attached hereto and has legal power to extend the rights granted to Lessor under the License, which grant is valid and binding on FBC. None of the Patents listed in Schedule 9.1(t) has lapsed and none of the patent applications listed in
Schedule 9.1(t) has become abandoned. Except for the License or as otherwise indicated on Schedule 9.1(t), none of the Patents listed in Schedule 9.1(t) hereto is the subject of any licensing agreement. To FBC's knowledge, (i) no holding, decision or judgment has been rendered by any court or administrative agency or other tribunal which would limit, cancel or question the validity of, and (ii) no action or proceeding is pending seeking to limit, cancel or question the validity of, any Patents or Proprietary Instruments listed in Schedule
9.1(t). FBC is not aware of any determination by any court, administrative agency or other tribunal that the Equipment or its operation infringes any patent owned by, or other proprietary rights of, a third party, nor is FBC aware of any pending or threatened action or proceeding in which such infringement is alleged.

     (u) Appraisal. All written information supplied by FBC to the Appraiser was accurate and complete when given and remains accurate and complete and, after reviewing the Appraisal, FBC has no reason to believe that the Appraiser relied on incorrect, misleading or incomplete information, whether oral or written.

     (v) Real Estate. The real property on which the Equipment is located is owned by FBC and there are no third parties which have a mortgage or other similar interest in such real property.

     (w) Brokers Fees. No broker's, finder's or similar fee shall be incurred by or on behalf of FBC in connection with the origin, negotiation, execution or performance of this Agreement or the transactions contemplated hereby for which FBC shall have any liability.

                                   ARTICLE X

                    REPRESENTATIONS AND WARRANTIES OF LESSOR

     10.1 Representations and Warranties of Lessor. Lessor represents and warrants to FBC as follows:

     (a) Organization. Lessor is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to transact business in all states where the failure to so qualify should have a materially adverse effect on its business, and has the corporate power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is a party.

     (b) Authorization. This Agreement and the other Operative Documents to which Lessor is a party have been duly authorized by all necessary corporate action on its part, do not require any approval or consent of any trustee or holders of any of its indebtedness or obligations, and have been duly executed and delivered by Lessor, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor the compliance by Lessor with any of the terms and provisions hereof or thereof will contravene any Applicable Law, or result in any breach of or constitute any default under any indenture, mortgage, contract, or other material agreement to which Lessor is a party or by which it or its properties may be bound or affected except such of the foregoing as would not have a material adverse effect on Lessor or the transactions contemplated by this Agreement, except that no representation or warranty is made as to any Applicable Law to which Lessor may be subject because of the activities of FBC.

     (c) Enforceability. Each of this Agreement and the other Operative Documents to which Lessor is a party constitutes a legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

     (d) Consents. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery, or performance by Lessor of this Agreement or the other Operative Documents to which it is a party.

     (e) Participant Liens. There are no Participant Liens on the Equipment which relate to the Lessor (as opposed to the Participants), and the execution, delivery and performance by any Participant of the Operative Documents to which Lessor is a party will not subject the Equipment to any Participant Liens as a result thereof.

     (f) Litigation.  There are  no  suits or  proceedings  pending or,  to  the knowledge of Lessor, threatened against or affecting Lessor before any Governmental Authority which question the legality, validity or enforceability of this Agreement or any other Operative Documents.

                                   ARTICLE XI

        CONDITIONS PRECEDENT TO LESSOR'S OBLIGATIONS ON THE CLOSING DATE

     11.1 Conditions Precedent to Lessor's Obligations on the Closing Date. The obligations of Lessor to pay FBC the Lessor's Cost for the Items and to lease the Equipment to FBC pursuant to the terms of this Agreement on the Closing Date are subject to the fulfillment to the satisfaction of, or waiver by Lessor prior to or on the Closing Date of, the following conditions precedent:

     (a) Operative Documents. Each of the Operative Documents shall have been duly authorized, executed and delivered by all of the respective parties thereto, shall be in substantially the form thereof set forth as an Exhibit hereto (or if not in such form or not an Exhibit hereto shall be satisfactory in form and substance to Lessor), and shall be in full force and effect; and no Default or Event of Default shall exist. Lessor shall have received an executed counterpart of each of the Operative Documents executed and delivered on or prior to the Closing Date.

     (b) Uniform Commercial Code Statements. Uniform Commercial Code protective financing statements covering the Equipment (and describing this Agreement) (or amendments to existing Uniform Commercial Code financing statements, in form and substance reasonably satisfactory to Lessor) shall have been executed by FBC and delivered to Lessor with respect to each jurisdiction designated by Lessor prior to the Closing Date.

     (c) Evidence of Authority. All corporate and other proceedings by FBC in connection with the consummation of the transactions contemplated by the Operative Documents and all documents and instruments incidental hereto and thereto, shall be satisfactory in form and substance to Lessor and its special counsel, and Lessor shall have received such counterpart originals or certified or other copies of all such documents and instruments and of all records of corporate proceedings in connection with such transactions as it may reasonably request, which shall include (i) a copy of the Certificate of Incorporation of FBC certified by the Secretary of State of the State of Delaware as of a recent date and copies of the Bylaws of FBC and of resolutions of FBC's board of directors or appropriate committee of the board, certified by the Secretary or an Assistant Secretary of FBC as of the Closing Date, duly authorizing: (A) the execution, delivery and performance by FBC of this Agreement, the other Operative Documents and each other document or instrument required to be executed and delivered by FBC in connection herewith, (B) the transactions contemplated herein and by the other Operative Documents and (C) compliance by FBC with the conditions set forth herein, and (ii) an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of FBC and as to the signature of such person or persons.

     (d) Opinion. Lessor shall have received an opinion from Kirkland & Ellis, special counsel to FBC and the Rose Firm, special local counsel to FBC, in the form attached as Exhibit B and Exhibit B-1, respectively dated the Closing Date.

     (e) Appraisal. Lessor shall have received an opinion addressed to it dated the Closing Date from Marshall and Stevens Incorporated, independent appraisers, in form and substance reasonably satisfactory to Lessor (the 'Appraisal').

     (f) FBC Representations and Warranties. The representations and warranties of FBC contained herein shall be true and accurate on and as of the Closing Date with the same effect as though made on and as of the Closing Date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date).

     (g) Certificates. Lessor shall have received a certificate of FBC, signed by an Authorized Officer of FBC, dated the Closing Date, addressed to Lessor and certifying as to the matters stated in Section 11.1(f) and that FBC has performed in all material respects the covenants required to be performed by FBC prior to the Closing Date under this Agreement.

     (h) No Litigation or Governmental Action. On the Closing Date, the purchase by Lessor of the Equipment, and any and all other transactions contemplated by the Operative Documents shall neither be prohibited by any Governmental Action nor subject to Lessor to any penalty or other onerous condition under or pursuant to any Governmental Action. No action or proceeding shall have been instituted, nor shall any action, proceeding or Governmental Action be threatened before any court or Governmental Authority, in each case at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of the transactions contemplated by this Agreement and the other Operative Documents or the use and operation of the Equipment for its intended purposes or otherwise have a material adverse effect on the financial condition, business or operations of FBC.

     (i) No Violation of Applicable Law. The transactions contemplated by the Operative Documents shall not violate any Applicable Law.

     (j) Consents and Approvals. All Governmental Actions and other approvals and consents relating to FBC, the Plant or the Equipment required for the consummation of the transactions contemplated by the Operative Documents for the use and operation of the Equipment for its intended purposes or for the performance or observance of the obligations of FBC to be performed or observed hereunder and under the other Operative Documents shall have been obtained in proper form and be in full force and effect on the Closing Date.

     (k) Insurance. FBC shall  be in compliance with  the provisions of  Section
3.2 hereof, all such policies shall be in full force and effect and Lessor shall have received a certificate in the form of Exhibit C.1 attached hereto relating to all of the Equipment completed and signed by the insurer or Marsh & McLennan (or another nationally recognized independent insurance broker acceptable to Lessor) and an officer's certificate in the form of Exhibit C.2 attached hereto signed by an authorized officer of FBC.

     (l) No Material Adverse Change. There shall not have occurred any material adverse change of FBC's financial condition since the date of FBC's most recent report on Form 10-K and there shall not have occurred any change in tax law or regulations that, in the opinion on Lessor, shall adversely affect the economics of Lessor in this transaction.

     (m) Requisition of Use. No Requisition of Use with respect to the Equipment shall have occurred which would give FBC the right to terminate this Agreement and no taking or condemnation not constituting a Requisition of Use shall have occurred or be threatened with respect to the facility at which the Equipment is presently located which could give FBC a right to terminate this Agreement.

     (n) Original Lease. The Original Lease (and those documents reasonably designated by Lessor relating thereto) shall have been terminated.

     (o) Participants Funding. The Participants shall have executed and delivered to Lessor the Participation Agreements and made available to the Lessor the amounts set forth on Schedule 11.1(o).

     All certificates, opinions and other documents to be delivered on the Closing Date by any person other than Lessor, the Participants or their counsel, and all other matters to be accomplished prior to or on the Closing Date, shall be satisfactory to Lessor and its counsel. In the event the conditions precedent specified in this Article XI shall not have been fulfilled (or waived by Lessor) on or prior to the Closing Date, Lessor may terminate this Agreement and the other Operative Documents, in which case such agreements will be of no further force and effect.

                                  ARTICLE XII

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FBC.

     12.1 Conditions Precedent to FBC's Obligations. The obligations of FBC to transfer the interests in the Items contemplated hereunder to the Lessor and to lease the Equipment from Lessor hereunder are all subject to the fulfillment to the satisfaction of or waiver by FBC prior to or on the Closing Date of the following conditions precedent:

     (a) Operative Documents. Each of the Operative Document shall have been duly authorized, executed and delivered by all of the respective parties thereto, shall be in substantially the form thereof set forth as an Exhibit hereto (or if not in such form or not an Exhibit hereto shall be satisfactory in form and substance to FBC), and shall be in full force and effect on the Closing Date, and an executed original counterpart of each of such Operative Documents shall have been delivered to FBC.

     (b) Representations and Warranties. The representations and warranties of Lessor contained in this Agreement and of the Participants in the Participation Agreement shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date).

     (c) Governmental Action. No action or proceeding shall have been instituted nor shall any Governmental Action be threatened before any court or Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority at the time of Closing Date to set aside, restrain, enjoin or prevent the completion and consummation of the transactions contemplated by this Agreement or the other Operative Documents.

     (d) Appraisal. FBC shall have received a copy of the Appraisal, which Appraisal shall be in form and substance reasonably satisfactory to FBC.

     (e) Original Lease. The Original Lease (and those documents reasonably specified by FBC relating thereto) shall have been terminated.

     All certificates, opinions and other documents to be delivered on the Closing Date by any Person other than FBC, and all other matters to be accomplished prior to or at the Closing, shall be satisfactory to FBC and its counsel. In the event the conditions precedent specified in this Article XII shall not have been fulfilled (or waived by FBC) on or prior to the Closing Date, FBC may terminate this Agreement and the other Operative Documents in which case such agreements will be of no further force and effect.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Notices and Other Instruments. All notices, offers, consents and other communications (collectively 'Notices') given pursuant to this Agreement shall be in writing, and such Notices and any other instruments given pursuant to this Agreement shall be validly given when hand delivered or sent by courier or express service guaranteeing overnight delivery, and shall be effective upon receipt, (a) if to the Participants, addressed to the Participant, at its address as provided in the Participation Agreement and (b) if to FBC, addressed to FBC at its address set forth above, attention: Treasurer, with a copy to the General Counsel. FBC, Lessor and each Participant each may from time to time specify, by giving 15 days' notice to each other party, (i) any other address in the United States as its address for purposes of this Agreement and (ii) any other person or entity in the United States to receive copies of Notices and other instruments hereunder.

     13.2 Separability; Binding Effect; Participation Agreements; Governing Law. Each provision hereof shall be separate and independent and the breach of any provision by Lessor shall not discharge or relieve FBC from any of its obligations hereunder, except to the extent the FBC has duly performed any such obligations of FBC. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by Applicable Law. If any provision hereof or the application thereof to any person or circumstance shall be invalid or unenforceable, the remaining provisions hereof, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Lessor shall not have any liability hereunder for any obligations or representations of any Participant (including, without limitation, Section 1.2(c) hereof), all of which shall be several obligations of the Participants. Each Participation Agreement shall (i) contain representations and warranties of the Participant substantially similar to those of the Lessor hereunder, (ii) provide that the Participant shall not take any action which would violate the provisions of this Agreement (including, without limitation, the incurrence of Participant Liens or any transfer in violation of Section 5.3) and (iii) provide that FBC may take action directly against any Participant in connection with breaches of items (i) and (ii). All provisions contained in this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the permitted successors and assigns of Lessor to the same extent as if each such successor and assign was named as a party hereto. All provisions contained in this Agreement shall be binding upon the successors and assigns of FBC and shall inure to the benefit of and be enforceable by the permitted successors and assigns of FBC in each case to the same extent as if each such successor and assign were named as a party hereto. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICT) OF THE STATE OF NEW YORK.

     13.3 Table of Contents and Headings. The table of contents and the headings of the sections and Schedules of this Agreement have been inserted for reference only and shall not modify the express terms and provisions of this Agreement.

     13.4 Counterparts. This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to the other.

     13.5 Jurisdiction. Each of the parties hereto:

          (i) hereby irrevocably and unconditionally submits itself and its property, to the non-exclusive jurisdiction of the United States District Court for the State of New York and Pennsylvania and to the non-exclusive jurisdiction of the State of New York and Pennsylvania, for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined and shall be brought by each party hereto in such State of New York or Pennsylvania court or, to the extent permitted by law, in such Federal Court. The consent of the parties to the jurisdiction of a State of New York and Pennsylvania court shall not preclude the right of any party to remove such action to the United States District Court for the State of New York or Pennsylvania (or other United States District Court as may be permitted by Applicable Law) should such removal be permitted under Applicable Law. Each of the parties hereto agrees that a final judgment after exhausting all appeals and rendered by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

          (ii) hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (A) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Operative Documents in any State of New York or Pennsylvania or federal court, and (B) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

          (iii) irrevocably agrees that lawful service of process in the State of New York or Pennsylvania for any action or proceeding (whether in Federal or state court in and for the State of New York or Pennsylvania) arising out of or in connection with this Agreement or any of the other Operative

     Documents may be made by mailing by certified mail, return receipt requested, such papers as may be necessary for such service of process to such party at its notice address designated in or pursuant to Section 12.1 hereof; and

          (iv) hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the right to a jury trial in any suit, action or proceeding arising out of or relating to this Agreement or the other Operative Documents, and for any counterclaim therein.

          13.6 Amendments and Waivers. Lessor and FBC may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to the Operative Documents or changing in any manner the rights of Lessor and the other Participants or FBC, and Lessor the other Participants) may execute and deliver to FBC a written instrument waiving any of the requirements of the Operative Documents or any Default or Event of Default and its consequences. Nothing set forth in the Participation Agreements or any other agreement shall require the consent of more than those parties (including the Lessor) holding a interests in a majority of the Lessor's Cost in connection with any action by Lessor hereunder (including, without limitation, any waiver, consent or amendment), except that the following actions may require more than majority consent:

          (1) the reduction of any Rent payment;

          (2) the deferment or postponement of the due date for any Rent payment;

          (3) the release of any Collateral (as defined in the Participation Agreement) except as required under the terms of this Agreement;

          (4) the amendment of Sections 13.6, 2.2, 2.4 or 6.1;

          (5) the approval of any assignment or sublease of the Collateral by the Lessee pursuant to Section 5.2 of the Lease;

          (6) the extension of the Base Term or Extended Term of the Lease or the amendment of the definition of the terms Purchase Price Percentage or Adjustment Percentage; and

          (7) the declaration of an Event of Default, the acceleration of Rent or the election of remedies.

Any such waiver and any such amendment, supplement or modification shall be binding upon FBC, Lessor, each Participant, and all future Transferees and New Participants. In the case of any waiver, FBC, Lessor and the Participants shall be restored to their former positions and rights under the Operative Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, (a) any right herein specifically conferred on a Participant may not be modified without such Participant's consent and (b) any action of Lessor under Article IV and any amendment of Section 3.2 shall require the approval of a majority in number of the Lessor and the Participants existing on the Closing Date (for so long as there are at least two such Participants).

     13.7 Knowledge. To the extent that this Agreement refers to knowledge of FBC as of the Closing Date, it shall be deemed to be knowledge of (i) Leonard A. DeCecchis, Treasurer, (ii) J. Bruce Ipe, Vice President and General Counsel, and
(iii) Richard J. Mosback, Manager-Finance, after due inquiry of other appropriate employees of FBC.

     13.8 Confidential Documents. Except as otherwise expressly permitted in the Operative Documents, FBC may require the execution and delivery of a confidentiality agreement reasonably acceptable to FBC prior to the release of or allowance of access to any documents, agreements or information relating to FBC, that are reasonably designated by FBC as confidential or proprietary; provided, however, that nothing herein or in any such confidentiality agreement shall prevent or be construed to prevent Lessor or the Participants from disclosing any such document, agreement or information (a) to any Affiliate of such Person or to any transferee of such Person (or prospective transferee of such Person) that agrees to be similarly bound or, at the option of FBC, to execute and deliver an appropriate confidentiality agreement, (b) upon the order of any court of law or Governmental Authority having jurisdiction and authority to issue such order, (c) upon the request or demand (if such request or demand shall have the force of law) of, or in connection with any investigation or audit by, any Governmental Authority, or by any Governmental Authority regulating the business of banking, (d) that is in the public domain other than through any violation hereof or of any such confidentiality agreement or through any other action by such Person, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party and who was not similarly bound so far as Lessor or such Participant was aware, (f) in connection with the exercise of any remedy hereunder or under any other Operative Document, (g) as expressly contemplated by this Agreement or any other Operative Document, (h) to any prospective purchaser or lessee of any Equipment or the Lessor's interest therein, provided that such purchaser or lessee shall have agreed in writing to be bound by the provisions of this Section, (i) to the auditors or attorneys of such Person, (j) in connection with the exercise of remedies upon the occurrence of an Event of Default, or (k) in connection with the sale or rerental of the Equipment pursuant to Article IV or Article VI of this Agreement. In the case of disclosure under clause (b) or (c) of the preceding sentence of this Section, if permitted by such Governmental Authority, Lessor or such Participant, before making such disclosure, shall use reasonable efforts to notify FBC.

     13.9 Costs. FBC shall reimburse Lessor for all reasonable out-of-pocket costs and disbursements incurred by Lessor in connection with the transactions contemplated by this Agreement, including reasonable fees and disbursements of Tucker Arensberg, P.C. (outside counsel to Lessor) upon the consummation of the transactions contemplated by this Agreement.

                                 * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          FIRST BRANDS CORPORATION

                                          By: /s/ Leonard A. DeCecchis
                                               .................................
                                          Title: /s/ Treasurer
                                                  ..............................
                                          PNC LEASING CORP

                                          By: /s/ Douglas Bickmore
                                               .................................
                                          Title: /s/ Vice President
                                                  ..............................
PNC's account for payment of Rent:

Account of: PNC Bank, National Association

ABA #043000096

Account Number: 1089182

Attention: Edward Wesolek

           (412) 762-2786

                                   APPENDIX A

                                  DEFINITIONS

     SECTION 1. As used in the Equipment Lease Agreement, dated as of October 15, 1993, between Lessor and FBC (the 'Agreement'), the terms listed below have the following definitions:

     'Adjustment Percentage' shall mean 45.5% or, in the case of a sale at the end of an Extended Term, the Adjustment Percentage set forth on the Extension Schedule.

     'Affiliate' means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. 'Control' (including, with correlative meanings, the terms 'controlled by' and 'under common control'), as used with respect to any Person or group of Persons, shall mean the possession (directly or indirectly), of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of stock or by contract or otherwise.

     'Applicable Law' means all applicable laws, Environmental Laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

     'Appraisal Procedure' means a procedure whereby the Fair Market Sales Value shall be established. FBC and Lessor shall first attempt to agree upon the Fair Market Sales Value. If FBC and Lessor shall not be able to agree on the Fair Market Sales Value within 30 days, the Appraiser shall establish the Fair Market Sales Value. The decision of the Appraiser shall be final and binding on FBC and Lessor. The cost of the Appraiser shall be shared equally by FBC and Lessor.

     'Appraiser' means Marshall and Stevens Incorporated; provided that if Marshall and Stevens Incorporated does not consent to be the Appraiser, then Lessor and FBC shall mutually agree upon an Appraiser.

     'Authorized Officer' means any officer of FBC who shall be duly authorized by appropriate corporate action to execute any Operative Document or, for purposes of executing any certificate required under the Agreement, the Chairman, President, Treasurer, Chief Financial Officer or any Vice President or person holding an office equivalent to the foregoing.

     'Business  Day' means  any day  other than  a Saturday  or Sunday  on which
commercial  banks  are   required  or   authorized  to   close  in   Pittsburgh,
Pennsylvania.

     'Closing Date' means October 15, 1993.

     'Code' means the Internal Revenue Code of 1986, as amended from time to time and, and the rules promulgated thereunder.

     'Competitor' means any Person or Affiliate thereof which manufactures or sells products that are competitive with products that FBC currently or in the future manufactures or sells.

     'Consolidated Net Worth' at any date shall mean the total consolidated stockholders equity of FBC, as would, in conformity with GAAP, be set forth on a consolidated balance sheet of FBC and its Consolidated Subsidiaries.

     'Consolidated Subsidiary' means a subsidiary of FBC whose accounts are consolidated with those of FBC for financial reporting purposes in accordance with GAAP.

     'Default' means any event or condition which after the giving of notice or lapse of time or both would become an Event of Default.

     'Environmental Claim' means any claim of liability under, or notice of noncompliance with or violation of, any Environmental Law.

     'Environmental Laws' means all permits, laws, regulations, ordinances, standards and judicial and administrative decrees, rulings, judgments and orders of Federal, state and local governmental bodies having jurisdiction thereof, in each case as amended, which relate to the regulation and protection of human health, safety (including workers' safety), the environment and natural resources (including without limitation ambient air, surface water, groundwater, wetlands, land, surface or subsurface strata, wildlife, aquatic species and vegetation), or indoor air or indoor environment, including without limitation all such laws and regulations relating to the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, release, transport or handling of Hazardous Materials. 'Environmental Laws' includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), 42 U.S.C. 9601 et seq., Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6901, et seq., Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., Emergency Planning and Community Right-to-Know Act (EPCRA), 42 U.S.C. 11001 et seq., Clean Air Act, 42 U.S.C. 7401 et seq., Clean Water Act, 33 U.S.C. 1251, et seq., Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA), 7 U.S.C. 136 et seq., Oil Pollution Act of 1990 (OPA), 33 U.S.C. 2701 et seq., Occupational Safety and Health Act (OSHA), 29 U.S.C. 651 et seq., and Safe Drinking Water Act (SDWA), 42 U.S.C. 300f et seq., and any and all analogous state statutes, as the same may be amended, modified or supplemented.

     'Equipment' means (a) all of the equipment set forth on Schedule 9.1(j) to the Agreement, and (b) any equipment substituted for or in replacement of any Equipment in accordance with the Agreement.

     'Event of Loss,' with respect to any Item means any of the following events with respect to such Item: (a) the loss of a substantial portion of all such Item or the use thereof due to the destruction of or damage to such Item which renders repair of such Item uneconomic (in the sole opinion of FBC); (b) any damage or destruction to such Item which results in an insurance settlement with respect to such Item, on the basis of a total loss, or a constructive or compromised total loss; (c) the theft, disappearance, confiscation or seizure of, or taking of title to, such Item which shall have resulted in the loss of possession or use of such Item by FBC for a period that extends beyond the Term;
(d) the Requisition of Use of such Item; or (e) the inability to operate such Item for its intended purpose due to the absence of necessary Patents or Related Technological Rights.

     'Extension Schedule' means the schedule 1.4(a) hereto and which corresponds to the Extended Term selected by FBC pursuant to Section 4.6(b) of the Agreement.

     'Fair Market Sales Value' means, with respect to any Item, the value, which shall not in any event be less than zero, that would be obtained in an arm's length transaction for cash between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Item.

     'GAAP' means generally accepted accounting principles in the United States of America as in effect at the date of the Agreement, unless another date is specified.

     'Governmental Action' means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, licenses or exemptions that are required by any Applicable Law for the full use and operation of the Equipment.

     'Governmental Authority' means any Federal, state, county, municipal or other United States Federal, state or local governmental authority or judicial or regulatory agency, board, body, commission, instrumentality, court or quasi-governmental authority from time to time having jurisdiction over the Equipment or any Person that is a party to any Operative Document.

     'Hazardous Materials' means any materials, wastes or substances subject to regulation or the release of which could create liability under any
Environmental Law, including, without limitation, a material defined as a hazardous substance under CERCLA or a comparable state or local law or regulation, any material or waste subject to regulation or the release of which could create liability under RCRA, TSCA, EPCRA, FIFRA or the SDWA (as such abbreviations are defined in 'Environmental Laws' above) or crude oil, petroleum or a petroleum product.

     'Indemnified   Party'  means   Lessor  and  the   Participants,  and  their
successors, assigns, officers, directors, employees, agents, shareholders and any Affiliate of Lessor and the Participants and their successors and assigns.

     'Item' means the items referred to as Items on Schedule 9.1(j) to the Agreement and any substitutions or replacements thereto or therefor.

     'Lessor's Cost' of an Item means the amount set forth opposite such Item on
Schedule 9.1(j) to the Agreement, such amount to be (a) substantiated by the Appraisal, and (b) in no event aggregate to an amount in excess of $58,620,000.

     'LIBO Period' means a period of three, six, nine or twelve months, as selected by FBC as provided in Section 1.4(c) of the Agreement.

     'LIBO Rate' means, with respect to each payment of Base Rent or Extended Term Rent on a Payment Date, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest per annum as determined by Lessor to be the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) at which deposits in United States dollars are offered to PNC Bank, National Association, in the London interbank Eurodollar market at 11:00 A.M. (Pittsburgh, Pennsylvania time), in each case three Business Days before such Payment Date, in an amount substantially equal to the outstanding principal amount of Base Rent or Extended Term Rent for which the LIBO Rate is then being determined and the applicable LIBO Period by (b) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Payment Period.

     'LIBO Rate Reserve Percentage' means, for each payment of Base Rent or Extended Term Rent on a Payment Date, the reserve percentage, if any such reserve percentage is actually imposed on PNC Bank, National Association, applicable to PNC Bank, National Association, three Business Days before payment under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency liabilities (or with respect to any other category of liabilities which includes deposits by reference to which interest rates on LIBO loans are determined) having a term equal to the three month period for which such LIBO Rate Reserve Percentage is determined (provided, FBC, upon written notice five days prior to each Payment Date, may elect (in its sole discretion) to calculate such LIBO Rate based on a period equal to 180 days, 270 days or 360 days); provided that prior to the application of the LIBO Rate Reserve Percentage the Lessor shall deliver to FBC a certificate of an appropriate officer setting forth such requirements, which certificate shall be conclusive absent manifest error.

     'License' means the License, dated October 15, 1993, between FBC and Lessor, as such agreement may be modified, amended or supplemented from time to time in accordance with its terms.

     'Lien' means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded.

     'Material Default' means a Default of the type described in Sections 6.1(a), 6.1(b), 6.1(e), 6.1(f) or 6.1(h) of the Agreement.

     'Modification' means any addition, alteration, improvement or modification to any Item, other than original or replacement Parts of such Item.

     'Operative  Documents' means the  (a) the Agreement; (b)  the Bill of Sale;
(c) the License; (d) the Assignment of Warranty Rights; and (e) Site Lease Agreement.

     'Participant' means the Persons set forth on Schedule 11.1(o) of the Agreement, together with such other New Participants permitted by Section 5.3 of the Agreement.

     'Participant Lien' means any Lien arising as a result of (a) any claim against Lessor or any Participant resulting from the transactions contemplated by the Operative Documents or the Participation Agreements, (b) any act or omission of Lessor or any Participant which is not required by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against Lessor or any Participant with respect to Taxes which FBC is not required to indemnify Lessor or any Participant pursuant to the Agreement or
(d) any claim against Lessor or any Participant arising out of any transfer by Lessor or any Participant of all or any portion of the respective interests of Lessor or any Participant in the Equipment or the Operative Documents other than the transfer of title to or possession of any Equipment by Lessor or any Participants pursuant to and in accordance with the Agreement; provided, however, that during the term of the Agreement, prior to the transfer of title to FBC, a Participant Lien shall not include a Lien which does not (i) pose a significant risk of the sale, foreclosure or loss of any Item or Part thereof, or (ii) interfere in any way with the quiet enjoyment of the Item by FBC and, in each case, Lessor or a Participant is diligently contesting by appropriate proceedings.

     'Participation Agreement' means those Participation Agreements dated as of October 15, 1993 between Lessor and each Participant, and each Participation Agreement executed by a New Participant.

     'Parts' means all appliances, parts, instruments, appurtenances, accessories, furnishings, spare parts furnished with the Items and other equipment or property of whatever nature which may from time to time be incorporated into or installed on any Item. To the extent an Item contains one or more individual items of Equipment, all such Equipment shall constitute a Part.

     'Patents' means all patents and patent applications listed on Schedule 9.1(t) to the Agreement.

     'Payment Date' shall mean the 15th day of each of July, October, January and April commencing on January 15, 1994.

     'Permitted Lien' means any Lien referred to in clauses (i) through (vii) of
Section 2.3 of the Agreement.

     'Person' means  any individual,  corporation, partnership,  joint  venture,
association,    joint-stock   company,   trust,   unincorporated   organization,
Governmental Authority or any other entity.

     'Plant' means the building(s) and other improvements and property (other than the Equipment) at the Rogers, Arkansas site at which the Equipment shall be initially located.

     'Purchase Date' means the Termination Date; provided that if any such date is not a Business Day, then the Purchase Date shall be the next following Business Day.

     'Purchase Price Percentage' shall mean 58% or, in the case of a purchase at the end of an Extended Term, the Purchase Price Percentage set forth on the Extension Schedule.

     'Related Technological Rights' means all trade secrets, inventions, formulations, know-how and other proprietary information (other than Patents) owned or used by FBC that relate to the Equipment or any Part thereof or their operation.

     'Rent' means the Base Rent, Extended Term Rent and Supplemental Rent, collectively.

     'Requisition of Use' means any circumstance or event in consequence of which the use of any Item shall be requisitioned or taken by any Governmental Authority or other Person under power of eminent domain or otherwise for a period of time (i) extending beyond the Term, or (ii) of more than six consecutive months.

     'Scheduled Liens' means those Liens set forth on Schedule 2.3 to the Agreement.

     'Site Lease' shall mean that Site Lease Agreement dated as of September 30, 1987 between FBC and Lessor as amended from time to time.

     'Stipulated Interest Rate' means the rate of interest announced by PNC Bank, National Association, from time to time as its 'prime' rate of interest, plus 2%.

     'Supplemental Rent' means all amounts, liabilities and obligations (other than Base Rent and Extended Term Rent) which FBC assumes or agrees to pay to Lessor under the Agreement, including, without limitation, payments of Termination Value.

     'Term' shall mean Base Term or Extended Term, as appropriate.

     'Termination Date' means the Base Termination Date or, if the Term has been extended in accordance with Section 4.6, the last day of the Extended Term.

     'Termination Percentage' means the percentage set forth opposite the applicable payment date in Column 3 in Schedule 1.4(a) or Schedule 4.6 to the Agreement (as the case may be).

     'Termination Value' means the sum of (a) the product of (i) the Termination Percentage and (ii) Lessor's Cost for the Item for which Termination Value is being calculated, and (b) all unpaid and accrued Rent (including, but not limited to, all Taxes due and payable under Section 2.2 of the Agreement as a result of the termination of the Agreement or the transfer of any Item or Part thereof); provided that the payments specified in clause (b) shall not be duplicated.

     'UCC' means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or any other applicable jurisdiction.

     SECTION 2. As used in the Agreement, the terms listed below have the meanings set forth in the applicable cross-referenced sections of the Agreement.

                TERMS                    SECTIONS
- --------------------------------------   ---------
'Appraisal'                                10.1(e)
'Base Rent'                                 1.4(a)
'Base Term'                                    1.3
'Base Term Commencement Date'                   1.
'Base Term Percentage Rental Factor'        1.4(a)
'Base Termination Date'                        1.3
'Break Costs'                                  1.4
'Canadian Taxes'                            2.2(b)
'Credit Agreement Indebtedness'             6.1(g)
'Designated Payment Date'                   6.2(c)
'Early Termination Date'                       4.8
'Event of Default'                             6.1
'Event of Loss Payment Date'                3.1(a)
'Extended Term'                             4.6(a)
'Extended Term Percentage Rental
  Factor'                                   4.6(b)
'Extended Term Rent'                        4.6(b)
'Extension Notice'                          4.6(a)
'FBC Modifications'                            2.8
'Intended Characterization'                    8.1
'Liability'                                    2.4
'Liability Amount'                          3.2(d)
'Moody's'                                      1.4
'Net Proceeds'                              4.4(b)
'New Taxing Authority'                      2.2(a)
'Notices'                                     12.1
'Obsolescence Date'                         4.7(b)
'Obsolete Item'                             4.7(a)
'Option 1'                                  4.1(a)
'Option 2'                                  4.1(b)
'Property Amount'                           3.2(d)
'Proprietary Instruments'                   9.1(t)
'Renewal Option'                            4.6(a)
'Required Consent'
'Return'                                    2.2(d)
'S&P'                                       1.4(a)
'Sales Expenses'                            4.3(a)
'Tax Counsel'                               2.2(e)
'Taxes'                                        2.2
'Taxing Authority'                          2.2(a)
'Transferee'                                  12.6

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